MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor


                     GOLDEN NATIONAL MORTGAGE BANKING CORP.,
                             Initial Master Servicer


                            LITTON LOAN SERVICING LP,
                           Subsequent Master Servicer


                                       and


                            THE CHASE MANHATTAN BANK,
                                     Trustee


                       -----------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 1998

                       -----------------------------------


             Golden National Mortgage Loan Asset Backed Certificates

                                 Series 1998-GN3



                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01.     Defined Terms..........................................................................4
         SECTION 1.02.     Allocation of Certain Interest Shortfalls.............................................41

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01.     Conveyance of Mortgage Loans..........................................................42
         SECTION 2.02.     Acceptance of REMIC I by Trustee......................................................45
         SECTION 2.03.     Repurchase or Substitution of Mortgage Loans by the Mortgage
                           Loan Seller...........................................................................46
         SECTION 2.04.     Representations and Warranties of the Depositor.......................................49
         SECTION 2.05.     Representations, Warranties and Covenants of the Master
                           Servicer..............................................................................49
         SECTION 2.06.     Issuance of Class R-I Certificates....................................................51
         SECTION 2.07.     Conveyance of REMIC I Regular Interests; Acceptance of
                           REMIC II by the Trustee...............................................................51
         SECTION 2.08.     Issuance of Class R-II Certificates...................................................51
         SECTION 2.09.     Conveyance of REMIC II Regular Interests; Acceptance of
                           REMIC III by the Trustee..............................................................52
         SECTION 2.10.     Issuance of REMIC III Certificates....................................................52
         SECTION 2.11.     Conveyance of the Subsequent Mortgage Loans...........................................52

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

         SECTION 3.01.     Master Servicer to Act as Servicer....................................................56
         SECTION 3.02.     Subservicing Agreements Between Master Servicer and
                           Subservicers..........................................................................57
         SECTION 3.03.     Successor Subservicers................................................................58
         SECTION 3.04.     Liability of the Master Servicer......................................................59
         SECTION 3.05.     No Contractual Relationship Between Subservicers and Trustee or
                           Certificateholders....................................................................59
         SECTION 3.06.     Assumption or Termination of Subservicing Agreements by
                           Trustee...............................................................................60


         SECTION 3.07.     Collection of Certain Mortgage Loan Payments..........................................60
         SECTION 3.08.     Sub-Servicing Accounts................................................................60
         SECTION 3.09.     Collection of Taxes, Assessments and Similar Items; Servicing
                           Accounts..............................................................................61
         SECTION 3.10.     Collection Account and Distribution Account...........................................61
         SECTION 3.11.     Withdrawals from the Collection Account...............................................63
         SECTION 3.12.     Investment of Funds in the Investment Accounts........................................65
         SECTION 3.13.     Maintenance of Hazard Insurance and Errors and Omissions and
                           Fidelity Coverage.....................................................................66
         SECTION 3.14.     Enforcement of Due-On-Sale Clauses; Assumption Agreements
                           ......................................................................................67
         SECTION 3.15.     Realization Upon Defaulted Mortgage Loans.............................................69
         SECTION 3.16.     Trustee to Cooperate; Release of Mortgage Files.......................................71
         SECTION 3.17.     Servicing Compensation................................................................72
         SECTION 3.18.     Reports to the Trustee; Collection Account Statements.................................72
         SECTION 3.19.     Statement as to Compliance............................................................73
         SECTION 3.20.     Independent Public Accountants' Servicing Report......................................73
         SECTION 3.21.     Access to Certain Documentation.......................................................74
         SECTION 3.22.     Title, Management and Disposition of REO Property.....................................74
         SECTION 3.23.     Obligations of the Master Servicer in Respect of Prepayment
                           Interest Shortfalls...................................................................77
         SECTION 3.24.     Obligations of the Master Servicer in Respect of Mortgage Rates
                           and Monthly Payments..................................................................77
         SECTION 3.25.     Year 2000 Compliance..................................................................78
         SECTION 3.26.     Maintenance of the Primary Insurance Policy Collections
                           Thereunder............................................................................78

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

         SECTION 4.01.     Distributions.........................................................................80
         SECTION 4.02.     Statements to Certificateholders......................................................85
         SECTION 4.03.     Remittance Reports; Monthly Advances..................................................88
         SECTION 4.04.     Allocation of Realized Losses.........................................................89
         SECTION 4.05.     Compliance with Withholding Requirements..............................................90
         SECTION 4.06.     SEC Reporting.........................................................................91
         SECTION 4.07.     Funding Account.......................................................................91
         SECTION 4.08.     Interest Coverage Account.............................................................92



                                    ARTICLE V

                                THE CERTIFICATES


         SECTION 5.01.     The Certificates......................................................................94
         SECTION 5.02.     Registration of Transfer and Exchange of Certificates.................................95
         SECTION 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates....................................100
         SECTION 5.04.     Persons Deemed Owners................................................................101
         SECTION 5.05.     Certain Available Information........................................................101

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

         SECTION 6.01.     Liability of the Depositor and the Master Servicer...................................103
         SECTION 6.02.     Merger or Consolidation of the Depositor or the Master Servicer
                            ....................................................................................103
         SECTION 6.03.     Limitation on Liability of the Depositor, the Master Servicer and
                           Others...............................................................................103
         SECTION 6.04.     Limitation on Resignation of the Master Servicer.....................................104
         SECTION 6.05.     Rights of the Depositor and Others in Respect of the Master
                           Servicer.............................................................................105

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01.     Servicing Termination Events.........................................................107
         SECTION 7.02.     Trustee to Act; Appointment of Successor.............................................109
         SECTION 7.03.     Notification to Certificateholders...................................................111
         SECTION 7.04.     Waiver of Servicing Termination Events...............................................111

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01.     Duties of Trustee....................................................................112
         SECTION 8.02.     Certain Matters Affecting the Trustee................................................113
         SECTION 8.03.     Trustee Not Liable for Certificates or Mortgage Loans................................115
         SECTION 8.04.     Trustee May Own Certificates.........................................................115
         SECTION 8.05.     Trustee's Fees and Expenses..........................................................115
         SECTION 8.06.     Eligibility Requirements for Trustee.................................................116
         SECTION 8.07.     Resignation and Removal of the Trustee...............................................116
         SECTION 8.08.     Successor Trustee....................................................................117
         SECTION 8.09.     Merger or Consolidation of Trustee...................................................118
         SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee........................................118
         SECTION 8.11.     Appointment of Office or Agency......................................................119
         SECTION 8.12.     Representations and Warranties of the Trustee........................................119
         SECTION 8.13.     Appointment of Custodians............................................................120

                                   ARTICLE IX

                                   [RESERVED]


                                    ARTICLE X


                                   TERMINATION

         SECTION 10.01     Termination Upon Repurchase or Liquidation of All Mortgage Loans.
                            ....................................................................................122
         SECTION 10.02     Additional Termination Requirements..................................................124

                                   ARTICLE XI

                                REMIC PROVISIONS

         SECTION 11.01.             REMIC Administration........................................................125
         SECTION 11.02.             Prohibited Transactions and Activities......................................128
         SECTION 11.03.             Master Servicer and Trustee Indemnification.................................128

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         SECTION 12.01.             Amendment...................................................................129
         SECTION 12.02.             Recordation of Agreement; Counterparts......................................130
         SECTION 12.03.             Limitation on Rights of Certificateholders..................................130
         SECTION 12.04.             GOVERNING LAW...............................................................131
         SECTION 12.05.             Notices.....................................................................131
         SECTION 12.06.             Severability of Provisions..................................................132
         SECTION 12.07.             Notice to Rating Agencies...................................................133
         SECTION 12.08.             Article and Section References..............................................133
         SECTION 12.09.             Confirmation of Intent......................................................134

EXHIBITS

EXHIBIT A-1       FORM OF CLASS A CERTIFICATE
EXHIBIT A-2       FORM OF CLASS M-1 CERTIFICATE
EXHIBIT A-3       FORM OF CLASS M-2 CERTIFICATE
EXHIBIT A-4       FORM OF CLASS B CERTIFICATE
EXHIBIT A-5       FORM OF CLASS C CERTIFICATE
EXHIBIT A-6       FORM OF CLASS [R-I] [R-II] [R-III] CERTIFICATE
EXHIBIT B-1       FORM OF TRUSTEE'S INITIAL CERTIFICATION
EXHIBIT B-2       FORM OF TRUSTEE FINAL CERTIFICATION
EXHIBIT C         MORTGAGE LOAN PURCHASE AGREEMENT
EXHIBIT D-1       REQUEST FOR RELEASE (for Trustee/Custodian)
EXHIBIT D-2       REQUEST FOR RELEASE (Mortgage Loans Paid in Full)
EXHIBIT E-1       FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
EXHIBIT E-2       FORM OF TRANSFEROR CERTIFICATE
EXHIBIT F         FORM OF INVESTOR REPRESENTATION LETTER
EXHIBIT G         FORM OF TRANSFEROR REPRESENTATION LETTER
EXHIBIT H         FORM OF RULE 144A INVESTMENT REPRESENTATION LETTER
EXHIBIT I         CUSTODIAL AGREEMENT
EXHIBIT J         FORM OF LOST NOTE AFFIDAVIT
EXHIBIT K         FORM OF REMITTANCE REPORT
EXHIBIT L         FORM OF SUBSEQUENT TRANSFER INSTRUMENT
EXHIBIT M         FORM OF ADDITION NOTICE
EXHIBIT N         FORM OF ACCOUNTANT'S LETTER

SCHEDULES
---------

SCHEDULE 1        MORTGAGE LOAN SCHEDULE

                  This Pooling and Servicing Agreement, is dated and effective as of October 1, 1998 among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, GOLDEN NATIONAL MORTGAGE BANKING CORP., as Initial Master Servicer, LITTON LOAN SERVICING LP, as Subsequent Master Servicer, and THE CHASE MANHATTAN BANK, as Trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder and in the Pre-Funding Account and the Interest Coverage Account (each as defined herein).

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Pre-Funding Account and the Interest Coverage Account) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.


                    REMIC I              Initial                 Latest Possible
 Designation    Remittance Rate   Uncertificated Balance        Maturity Date(1)
 -----------    ---------------   ----------------------        ----------------
    I-LT1         Variable(2)             $102,709,741.82     December 25, 2028
    I-LT2         Variable(2)                 $852,880.00     December 25, 2028
    I-LT3         Variable(2)                  $58,910.00     December 25, 2028
    I-LT4         Variable(2)                  $58,340.00     December 25, 2028
    I-LT5         Variable(2)                  $56,347.27     December 25, 2028
    I-LT6         Variable(2)               $1,071,639.91     December 25, 2028
-----------------------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section

1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.


                   REMIC II               Initial               Latest Possible
  Designation   Remittance Rate    Uncertificated Balance      Maturity Date(1)
  -----------   ---------------    ----------------------      ----------------
     II-LT1       Variable(2)              $102,709,741.82     December 25, 2028
     II-LT2       Variable(2)                  $852,880.00     December 25, 2028
     II-LT3       Variable(2)                   $58,910.00     December 25, 2028
     II-LT4       Variable(2)                   $58,340.00     December 25, 2028
     II-LT5       Variable(2)                   $56,347.27     December 25, 2028
     II-LT6       Variable(2)                $1,071,639.91     December 25, 2028
    II-LT2S       Variable(2)               (3)                December 25, 2028
    II-LT3S       Variable(2)               (3)                December 25, 2028
    II-LT4S       Variable(2)               (3)                December 25, 2028
    II-LT5S       Variable(2)               (3)                December 25, 2028

-----------------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II Regular Interest.

(2) Calculated in accordance with the definition of "REMIC II Remittance Rate" herein.

(3) This REMIC II Regular Interest has no Uncertificated Principal Balance but will accrue interest at the related REMIC II Remittance Rate on the related Uncertificated Notional Amount, which is equal to the Uncertificated Principal Balance of the Uncertificated Corresponding Component.

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III." The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass- Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.



                                            Initial Aggregate            Latest Possible
  Designation    Pass-through Rate    Certificate Principal Balance     Maturity Date(1)
  -----------    -----------------    -----------------------------     ----------------
 Class A              6.675%          $                85,288,000.00   December 25, 2028
 Class M-1           Variable(2)      $                 5,891,000.00   December 25, 2028
 Class M-2           Variable(2)      $                 5,634,000.00   December 25, 2028
 Class B             Variable(2)      $                 5,634,727.00   December 25, 2028
 Class C             Variable(2)      $              2,358,132.00(3)   December 25, 2028
-----------------------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.

(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.

(3) The Class C Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC II Regular Interests. The Class C Certificates will not accrue interest on their Certificate Principal Balance.

(4) Calculated in accordance with the definition of "Certificate Principal Balance" herein.

                  As of the Cut-off Date, the Initial Mortgage Loans had an aggregate Stated Principal Balance equal to $79,067,157.00. The amount deposited by the Depositor in the Pre- Funding Account on the Closing Date is $25,738,702.00.

                  In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.             Defined Terms.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "Accrued Certificate Interest": With respect to each Distribution Date, and any Class of Certificates, one month's interest accrued at the related Pass-Through Rate on the Certificate Principal Balance thereof, in the case of the Senior Certificates and Subordinate Certificates, or on the Notional Amount thereof, in the case of the Class C Certificates, immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, Subordinate Certificate or Class C Certificate, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section
1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by Compensating Interest and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to any Class C Certificate, shall be reduced by an amount equal to the portion allocable to such Class C Certificate of Realized Losses, if any, pursuant to Section 1.02 and Section 4.04 hereof.

                  "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.11, a notice of the Depositor's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given not later than six Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form of Exhibit M.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Book-Entry Certificate": The Class A Certificates, for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the States of Texas, Delaware or California, or in the city in which the Corporate Trust Office of the Trustee is located, is authorized or obligated by law or executive order to be closed.

                  "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which were more than the lesser of (i) $1,000, and (ii) 1%, of the principal balance of any existing first mortgage or subordinate mortgage being refinanced on the related Mortgaged Property and related closing costs.

                  "Certificate": Any one of the Depositor's Mortgage Loan Asset Backed Certificates, Series 1998-GN3, Class A, Class M-1, Class M-2, Class B, Class C, Class R-I, Class R-II or Class R-III, issued under this Agreement.

                  "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance (and in the case of the Class C Certificates, the Notional Amount) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Certificate Principal Balance (and in the case of the Class C Certificates, the Notional Amount) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (and in the case of the Class C Certificates, the Notional Amount) of such Class of Certificates as of the Closing Date.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to each Senior Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.01 and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with

Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.04. With respect to each Subordinate Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.01 and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.04. With respect to each Class C Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balance of all Senior Certificates and Subordinate Certificates then outstanding. The Class R Certificates have no Certificate Principal Balance.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a "disqualified organization" (as defined in Section 860E(e)(5) of the Code) or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01. The Trustee may conclusively rely upon a certificate of the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; PROVIDED, HOWEVER, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificate": Any one of the Class A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class B Certificate": Any one of the Class B Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4 and evidencing a regular interest in REMIC III for purposes of the REMIC Provisions.

                  "Class C Certificate": Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class Certificate Balance": As to any Class of Certificates and any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date of determination.

                  "Class M Certificate": Any one of the Class M-1 Certificates and Class M-2 Certificates executed by the Trustee, and authenticated by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3 and Exhibit A-4, respectively, and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

                  "Class R Certificate": Any one of the Class R-I, Class R-II and Class R-III Certificates.

                  "Class R-I Certificate": Any one of the Class R-I Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6 and evidencing the Residual Interest in REMIC I for purposes of the REMIC Provisions.

                  "Class R-II Certificate": Any one of the Class R-II Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6 and evidencing the Residual Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class R-III Certificates": Any one of the Class R-III Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6 and evidencing the Residual Interest in REMIC III for purposes of the REMIC Provisions.

                  "Closing Date": October 30, 1998.

                  "Code":  The Internal Revenue Code of 1986.

                  "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Litton Loan Servicing LP, as Master Servicer for The Chase Manhattan Bank, as Trustee, in trust for registered holders of Golden National Mortgage Loan Asset Backed Certificates, Series 1998-GN3," and which must be an Eligible Account.

                  "Collection Period":   With respect to any Mortgage Loan and
Distribution Date, the calendar month preceding any such Distribution Date.

                  "Compensating Interest ": On any Distribution Date, payments made by the Master Servicer in satisfaction of its obligation to offset any Prepayment Interest Shortfall on such Distribution Date pursuant to Section 3.23.

                  "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is set forth in Section 12.05 hereof, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

                  "Corresponding Certificate": With respect to REMIC I Regular Interests I-LT2, REMIC I Regular Interests I-LT3, REMIC I Regular Interests I-LT4 and REMIC I Regular Interests I-LT5, the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates, respectively. With respect to REMIC II Regular Interest II-LT2, REMIC II Regular Interest II-LT3, REMIC II Regular Interest II-LT4 and REMIC II Regular Interest II-LT5, the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates, respectively.

                  "Credit Bureau Risk Score": As to any Mortgage Loan, the statistical rating of likely future credit performance of such Mortgage Loan determined on the basis of the methodology developed by either Fair, Issac & Company or Beacon.

                  "Curtailment": Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

                  "Custodial Agreement": An agreement that may be entered into among the Initial Master Servicer, the Subsequent Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit I hereto.

                  "Custodian": A custodian appointed pursuant to a Custodial Agreement.

                  "Cut-off Date": With respect to each Initial Mortgage Loan, the later of the close of business on October 1, 1998 and the date of the related Mortgage Note. With respect to all Qualified Substitute Mortgage Loans, the close of business on the first day of the calendar month in which the substitution occurs. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Cut-off Date Pool Principal Balance": The sum of the Stated Principal Balances of the Initial Mortgage Loans as of their respective Cut-off Dates.

                  "Cut-off Date Principal Balance": As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates":  As defined in Section 5.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Event": On any Distribution Date a Delinquency Event is in effect if the Three-Month Rolling Delinquency Average is greater than the Overcollateralization Amount as of such date.

                  "Delinquent": A Mortgage Loan is Delinquent if the Monthly Payment due on a Due Date is not paid on or before the next succeeding Due Date, at which time, such Mortgage Loan is 30 days Delinquent. If the Monthly Payment due on a Due Date is not paid on or before the second or third succeeding Due Date, such Mortgage Loan is 60 or 90 days Delinquent, respectively.

                  "Depositor": Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least A-1 by S&P (or comparable ratings if S&P are not the Rating Agencies).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; PROVIDED, HOWEVER, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund or the Trustee, that the holding of an Ownership Interest in a Residual Certificate by such Person may cause REMIC I, REMIC II or REMIC III or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "The Chase Manhattan Bank, as Trustee, in trust for registered holders of Golden National Mortgage Loan Asset Backed Certificates, Series 1998-GN3," which must be an Eligible Account.

                  "Distribution Date": The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

                  "Due Date": With respect to any Mortgage Loan, the day of the month the Monthly Payment is due as set forth in the related Mortgage Note and which date is during the Collection Period related to such Distribution Date.

                  "Due Period": With respect to any Distribution Date, the period commencing on the opening of business on the second day of the month preceding the month in which such Distribution Date occurs and ending on the close of business on the first day of the month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at least A-1 by S&P and at least P-1 (or, in the case of long-term unsecured debt obligations, at least A-2) by Moody's (or comparable ratings if S&P and Moody's are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Excess Overcollateralization Amount": With respect to the Class A Certificates and Subordinate Certificates and any Distribution Date, the excess if any of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Required Overcollateralization Amount for such Distribution Date.

                  "Extra Principal Distribution Amount": As of any Distribution Date, the lesser of (x) the Net Monthly Excess Cash Flow for such Distribution Date and (y) the excess, if any, of (i) the Required Overcollateralization Amount for such Distribution Date over (ii) the Overcollateralization Amount (calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all Classes of Certificates resulting from the distribution of the Principal Remittance Amount) for such Distribution Date.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Mortgage Loan Seller, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03, 3.15(c) or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer of the Master Servicer, of each Final Recovery Determination made thereby.

                  "First Stepdown Date": The later to occur of (x) the Distribution Date in November 2001 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account principal payments received on the Mortgage Loans that will be distributed on such Distribution Date, but prior to any payment of the Principal Distribution Amount to the Offered Certificates) is greater than or equal to the Senior Specified Enhancement Percentage.

                  "First Union": First Union National Bank or any successor thereto.

                  "FNMA":  Fannie Mae or any successor thereto.

                  "Funding Period": The period beginning on the Closing Date and ending on the earlier of (a) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero or (b) 2:00 p.m., New York City time, on November 30, 1998.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856- 4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of the Trust Fund or the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Initial Certificate Principal Balance": With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

                  "Initial Master Servicer": Golden National Mortgage Banking Corp., a New York corporation.

                  "Initial Mortgage Loan": Any of the Mortgage Loans included in REMIC I as of the Closing Date, all of which shall be "qualified mortgages" within the meaning of Section 860G(a)(3)(A) of the Code.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Carry Forward Amount": With respect to each class of Offered Certificates and each Distribution Date, the sum of (x) the amount, if any, by which (i) the sum of the Accrued Certificate Interest and all prior unpaid Interest Carry Forward Amounts for such Class as of the immediately preceding Distribution Date exceeded (ii) the amount of the actual distribution with respect to interest made to the Holders of such Class of Offered Certificates on such immediately preceding Distribution Date plus (y) interest on such amount calculated for the related calendar month at the related Pass-Through Rate with respect to such Class of Offered Certificates.

                  "Interest Coverage Account": The account established and maintained pursuant to Section 4.08, as defined therein.

                  "Interest Coverage Amount": The amount to be paid by the Depositor to the Trustee for deposit into the Interest Coverage Account on the Closing Date pursuant to Section 4.08, which amount is $97,612.60.

                  "Interest Remittance Amount": With respect to any Distribution Date, the sum of the following:

         (i) the interest portion of each Monthly Payment due on the related Due Date and received on or prior to the related Determination Date, together with all Monthly Advances relating to interest on each Outstanding Mortgage Loan, after deduction of the related Master Servicing Fees and Trustee's Fees;

         (ii) the interest portion of all other unscheduled collections (including, without limitation, Insurance Proceeds, Liquidation Proceeds and REO Dispositions) received during the related Collection Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of interest on the related Mortgage Loan; and

         (iii) any amount removed from the Interest Coverage Account pursuant to
         Section 4.08 hereof.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Collection Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Collection Period and not previously recovered.

                  "Lender PMI Loans": Any Mortgage Loan for which the Primary Insurance Policy is required to be paid by the originator or other party other than the related Mortgagor, as indicated on the Mortgage Loan Schedule.

                  "Lender PMI Loan Rate": The rate per annum at which the premium on the Primary Insurance Policy for the Lender PMI Loans accrues, as indicated on the Mortgage Loan Schedule.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.15(c) or Section
10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 10.01.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.15(c), Section 3.22 or Section 10.01.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance (including financing fees included in such principal balance) of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Mortgage Loan Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) in the form of Exhibit J hereto.

                  "Majority Class R Certificateholder": Any single Holder of Class R Certificates representing a greater than 50% Percentage Interest in such Class.

                  "Master Servicer": From the Cut-off Date to the Master Servicing Transfer Date, the Initial Master Servicer, or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder. Commencing on the Master Servicing Transfer Date, the Subsequent Master Servicer, or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                  "Master Servicer Remittance Date": With respect to any Distribution Date,12:00 p.m. New York time on the Business Day immediately prior to such Distribution Date.

                  "Master Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Master Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

                  "Master Servicing Fee Rate": 0.25% per annum; PROVIDED, HOWEVER, that if a successor to the Master Servicer (other than the Trustee) is to be appointed as provided in Section 7.02, the Master Servicing Fee Rate shall be reduced (but not below zero) to the extent that such reduction is necessary to engage such successor to the Master Servicer (other than the Trustee).

                  "Master Servicing Transfer Date": The earlier of (i) the close of business on November 11, 1998 and (ii) the first date on which a Servicing Termination Event is in effect with respect to the Initial Master Servicer.

                  "Maximum I-LT6 Uncertificated Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I Remittance Rate applicable to REMIC I Regular Interest I-LT6 for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC I Regular Interest I-LT6 minus the REMIC I Overcollateralized Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC II Regular Interest II-LT2, REMIC II Regular Interest II-LT3, REMIC II Regular Interest II-LT4 and REMIC II Regular Interest II-LT5 for such Distribution Date.

                  "Monthly Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.03.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master

Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's": Moody's Investors Service, Inc., or its successor in interests.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File":  The mortgage documents listed in Section
2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(b) or pursuant to a Subsequent Transfer Instrument, as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Purchase Agreement": The agreement between the Mortgage Loan Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Mortgage Loan Seller to or at the direction of the Depositor, substantially in the form of Exhibit C annexed hereto.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  1. the Mortgage Loan Seller's Mortgage Loan identifying number;

                  2.       the Mortgagor's name;

                  3. the street address of the Mortgaged Property including the state and zip code;

                  4. a code indicating whether the Mortgaged Property is owner-occupied;

                  5.       the Mortgage Rate set forth in the related Mortgage
                           Note;

                  6. the type of Residential Dwelling constituting the Mortgaged Property;

                  7.       the original months to maturity;

                  8. the remaining months to stated maturity from the Cut-Off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan) based on the original amortization schedule;

                  9.       the Loan-to-Value Ratio at origination;

                  10. (A) the date on which the first Monthly Payment was due on the Mortgage Loan and, (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

                  11.      the stated maturity date;

                  12.      the amount of the Monthly Payment;

                  13. the last Due Date on which a Monthly Payment was actually applied to the unpaid Principal Balance;

                  14.      the original principal amount of the Mortgage Loan;

                  15. the outstanding principal balance of the Mortgage Loan as of the close of business on the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan);

                  16. a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

                  17.      a code indicating the documentation style program;

                  18.      the risk grade or Credit Bureau Risk Score;

                  19.      the Value of the Mortgaged Property;

                  20.      the prepayment penalty term;

                  21.      whether the Mortgage Loan has a due-on-sale clause;
                           and

                  22. whether the Mortgage Loan is a Lender PMI Loan and the related Lender PMI Loan Rate.

                  The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date (or Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans) with respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Loan Seller": Golden National Mortgage Banking Corp., or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement and the Subsequent Mortgage Loan Purchase Agreement.

                  "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Pool": The pool of Mortgage Loans, identified on the Mortgage Loan Schedule from time to time, and any REO Properties acquired in respect thereof.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the provisions of the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Monthly Excess Cash Flow": For any Distribution Date, the sum of the Net Monthly Excess Interest Amount as determined pursuant to Section 4.01(c)(v) and the Net Monthly Excess Principal Amount for such Distribution Date as determined pursuant to Section 4.01(d)(v), 4.01(e)(v) or 4.01(f)(v). Net Monthly Excess Cash Flow shall be allocated on each Distribution Date in accordance with the priorities set forth in Section 4.01(g).

                  "Net Monthly Excess Interest Amount": For any Distribution Date, the amount as defined in Section 4.01(c)(v).

                  "Net Monthly Excess Principal Amount": With respect to any Distribution Date prior to the First Stepdown Date and the Second Stepdown Date or for which a Trigger Event is in effect, the amount as defined in Section 4.01(d)(v). With respect to any Distribution Date on or after the First Stepdown Date for which a Trigger Event is not in effect, the amount as defined in
Section 4.01(e)(v). With respect to any Distribution Date on or after the Second Stepdown Date for which a Trigger Event is not in effect and so long as the First Stepdown Date did not occur and is not continuing, the amount as defined in Section 4.01(f)(v).

                  "Net Mortgage Rate": As to each Mortgage Loan (or the related REO Property), a per annum rate of interest equal to the applicable Mortgage Rate less the sum of (i) the Master Servicing Fee Rate, (ii) the Trustee's Fee Rate and (iii) with respect to the Lender PMI Loans, the related Lender PMI Loan Rate.

                  "Net WAC Pass-Through Rate": With respect to the REMIC I Regular Interests, REMIC II Regular Interests (other than REMIC II Regular Interest II-LT2) and the Subordinate Certificates, and any Distribution Date, the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans and REO Properties.

                  "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

                  "Nonrecoverable Advance": Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Monthly Advance or Servicing Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Nonsubserviced Mortgage Loan": Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

                  "Notional Amount": With respect to the Class C Certificates, for any Distribution Date, the aggregate Uncertificated Balance of the REMIC II Regular Interests for such Distribution Date.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Offered Certificates": The Class A Certificates, the Class M Certificates and the Class B Certificates.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master
Servicer, the Mortgage Loan Seller or the Depositor, as applicable.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Trust Fund as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Original Pre-Funded Amount": The amount deposited by the Depositor in the Pre- Funding Account on the Closing Date, which amount is $25,738,702.00.

                  "Outstanding Mortgage Loan": As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Final Recovery Determination or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to this Agreement.

                  "Overcollateralization Amount": As of any Distribution Date, the excess, if any, of (a) the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the Pre- Funded Amount as of the end of the immediately preceding Due Period over (b) the Certificate Principal Balance of the Offered Certificates as of such Distribution Date (after taking into account the payment to the Offered Certificates of the Principal Distribution Amount).

                  "Overcollateralization Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralization Amount and (b) the sum of the amounts available for distribution specified in clauses (i) through (iii) of the definition of Principal Remittance Amount.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to the Class A Certificates and any Distribution Date, the per annum rate set forth in the preliminary statement hereto; and with respect to the Subordinate Certificates and any Distribution Date, a rate per annum equal to the lesser of (i) in the case of the Class M-1 Certificates, 7.645% per annum, in the case of the Class M-2 Certificates, 7.850% per annum, and in the case of the Class B Certificates, 7.850% per annum, and (ii) the Net WAC Pass-Through Rate for such Distribution Date. With respect to the Class C Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (x) below, and the denominator of which is the Uncertificated Balance of the REMIC II Regular Interests. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

                 (i) the REMIC II Remittance Rate for REMIC II Regular Interest II-LT1 minus two (2) times the weighted average of the REMIC II Remittance Rates for REMIC II Regular Interest II-LT2, REMIC II Regular Interest II-LT3, REMIC II Regular Interest II-LT4, REMIC II Regular Interest II-LT5 and REMIC II Regular Interest II-LT6, with the rate on REMIC II Regular Interest II-LT6 equal to zero for the purpose of this calculation, applied to an Uncertificated Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest II-LT1;

                  (ii) the weighted average of the REMIC II Remittance Rates for REMIC II Regular Interest II-LT2, REMIC II Regular Interest II-LT3, REMIC II Regular Interest II-LT4 and REMIC II Regular Interest II-LT5 minus two (2) times the weighted average of the REMIC II Remittance Rates for REMIC II Regular Interest II-LT2, REMIC II Regular Interest II-LT3, REMIC II Regular Interest II-LT4, REMIC II Regular Interest II-LT5 and REMIC II Regular Interest II-LT6, with the rate on REMIC II Regular Interest II-LT6 equal to zero for the purpose of this calculation, applied to an Uncertificated Notional Amount equal to the sum of the Uncertificated Balances of REMIC II Regular Interest II-LT2, REMIC II Regular Interest II-LT3, REMIC II Regular Interest II-LT4 and REMIC II Regular Interest II-LT5;

                  (iii) the REMIC II Remittance Rate for REMIC II Regular Interest II-LT6 minus two (2) times the weighted average of the REMIC II Remittance Rates for REMIC II Regular Interests II-LT2, REMIC II Regular Interest II-LT3, REMIC II Regular Interest II-LT4, REMIC II Regular Interest II-LT5 and REMIC II Regular Interest II-LT6, with the rate on REMIC II Regular Interest II-LT6 equal to zero for the purpose of this calculation, applied to an Uncertificated Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest II-LT6;

                  (iv)     100% of the interest on REMIC II Regular Interest
                           II-LT2S;

                  (v)      100% of the interest on REMIC II Regular Interest
                           II-LT3S;

                  (vi) 100% of the interest on REMIC II Regular Interest II-LT4S; and

                  (vii)    100% of the interest on REMIC II Regular Interest
                           II-LT5S.

                  "Percentage Interest": With respect to each Class of Certificates, the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the initial Class Certificate Balance of such Class. The Class A Certificates, Class M Certificates, and Class B Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $100,000 and increments of $1,000 in excess thereof. The Class C Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Notional Amounts of $1,000 and increments of $1.00 in excess thereof; provided, however, that a single certificate of such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Notional Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Class R Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Class R Certificate. The Class R Certificates are issuable only in minimum Percentage Interests of 25%.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, provided, however, that any obligation of, or guaranteed by, FHLMC or FNMA, other than a senior debt or a mortgage participation or pass-through certificate guaranteed by FHLMC or FNMA shall be a Permitted Investment.

                  (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds that have been rated "AAA" by S&P, including any such funds for which the Trustee or any Affiliate thereof receives compensation with respect to such investment; and

                  (viii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities that have been rated "AAA" by S&P;

provided that no instrument described hereunder shall either (i) be a swap agreement or other notional principal contract or (ii) evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization, an "electing large partnership" (as described in Section 775(a) of the Code) or Non-United States Person.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pre-Funded Amount": As of any date of determination, the amount, if any, on deposit in the Pre-Funding Account.

                  "Pre-Funding Account": The account established and maintained pursuant to Section 4.07, as defined therein.

                  "Prepayment Assumption": A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.090909% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16.0% per annum each month. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes. A CPR (or Constant Prepayment
Rate) represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full or in part that was received and applied by the Master Servicer to reduce the outstanding principal balance of such loan, an amount equal to the interest shortfalls attributable to such Principal Prepayments. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.23.

                  "Primary Insurance Policy": Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 3.26.

                  "Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the Principal Remittance Amount for such Distribution Date, minus, on any Distribution Date occurring on or after the First Stepdown Date, the Overcollateralization Reduction Amount for such Distribution Date, if any, and (ii) the Extra Principal Distribution Amount, if any, for such Distribution Date.

                  "Principal Prepayment": Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Principal Prepayment in Full": Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  "Principal Remittance Amount": With respect to any Distribution Date, the sum of the following:

                  (i) the principal portion of each Monthly Payment due on the related Due Date and received on or prior to the related Determination Date, together with all Monthly Advances relating to principal on each Outstanding Mortgage Loan;

                  (ii) the Stated Principal Balance of any Mortgage Loan repurchased during the related Collection Period pursuant to Section
         2.03 and the amount of any shortfall
         deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the related Collection Period; and

                  (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments in Full, Curtailments, Insurance Proceeds, Liquidation Proceeds and REO Dispositions) received during the related Collection Period to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.15, and with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Pre-Funding Account after giving effect to the purchase of any Subsequent Mortgage Loans on such date;

         minus
         -----

                  (iv) expenses incurred by and reimbursable to Master Servicer or the Depositor pursuant to Sections 3.13, 3.15, 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement; and

                  (v) amounts expended by the Master Servicer (a) pursuant to
         Section 3.15 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed to the Master Servicer pursuant to
         Section 3.11.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.15(c) or 10.01, and as confirmed by certificate signed by a Servicing Officer from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to
Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Monthly Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and Monthly Advances and any unpaid Master Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(ix) and 3.15(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have a Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vi) have a risk grading or Credit Bureau Risk Score determined by the Mortgage Loan Seller, at least equal to the risk grading assigned on the Deleted Mortgage Loan, (vii) is a "qualified mortgage" as defined in the REMIC Provisions and (viii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than the lower of (i) $1000, and (ii) 1% of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for up to the lower of (i) $1000, and (ii) 1%) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  "Rating Agency or Rating Agencies": S&P and Moody's or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Sections 3.11(ix) and 3.15(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer or any Subservicer with respect to such Mortgage Loan pursuant to clause (iii) of Section 3.11.

                  With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Sections 3.11(ix) and 3.15(b), minus (v) the aggregate of all Monthly Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.22 out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.22.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected
Monthly Payment.

                  "Record Date": With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any of the Class A Certificates, Class M Certificates, Class B Certificates and Class C Certificates.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement (including any security interest created thereby but excluding the rights under Sections 9 and 10 thereof) to the extent conveyed pursuant to
Section 2.01, and (v) the Collection Account, the Distribution Account, any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, REMIC I specifically excludes the Pre-Funding Account, the Interest Coverage Account and all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

                  "REMIC I Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LT1 minus two (2) times the weighted average of the REMIC I Remittance Rates for REMIC I Regular Interest I-LT2, REMIC I Regular Interest I-LT3, REMIC I Regular Interest I-LT4, REMIC I Regular Interest I-LT5 and REMIC I Regular Interest I-LT6, with the rate on REMIC I Regular Interest I-LT6 equal to zero for purposes of this calculation, divided by (b) 12.

                  "REMIC I Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Balances of the REMIC I Regular Interests minus (ii) the Uncertificated Balances of REMIC I Regular Interest I-LT2, REMIC I Regular Interest I-LT3, REMIC I Regular Interest I-LT4 and REMIC I Regular Interest I-LT5, in each case as of such date of determination.

                  "REMIC I Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the Uncertificated Balance of REMIC I Regular Interest I-LT2, REMIC I Regular Interest I-LT3, REMIC I Regular Interest I-LT4 and REMIC I Regular Interest I-LT5 and the denominator of which is the sum of the Uncertificated Balances of REMIC I Regular Interest I- LT2, REMIC I Regular Interest I-LT3, REMIC I Regular Interest I-LT4, REMIC I Regular Interest I-LT5 and REMIC I Regular Interest I-LT6.

                  "REMIC I Regular Interest": Any of the six separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT1": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT1 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT2": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT2 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT3": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT3 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT4": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT4 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT5": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT5 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Regular Interest I-LT6": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LT6 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC I Remittance Rate": With respect to each REMIC I Regular Interest, the Net WAC Pass-Through Rate.

                  "REMIC I Required Overcollateralized Amount": 1% of the Required Overcollateralization Amount.

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Class R-II Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC II Regular Interest": Any of the ten separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LT1": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC


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



II. REMIC II Regular Interest II-LT1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LT2": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT2 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LT3": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT3 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LT4": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT4 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LT5": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT5 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LT6": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT6 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

                  "REMIC II Regular Interest II-LT2S": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT2S shall accrue interest at the related REMIC II Remittance Rate in effect from time to time on its related Uncertificated Notional Amount.

                  "REMIC II Regular Interest II-LT3S": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT3S shall accrue interest at the related REMIC II Remittance Rate in effect from time to time on its related Uncertificated Notional Amount.

                  "REMIC II Regular Interest II-LT4S": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT4S shall accrue interest at the related REMIC II Remittance Rate in effect from time to time on its related Uncertificated Notional Amount.

                  "REMIC II Regular Interest II-LT5S": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-LT5S shall accrue interest at the related REMIC II Remittance Rate in effect from time to time on its related Uncertificated Notional Amount.

                  "REMIC II Remittance Rate": With respect to REMIC II Regular Interest II-LT1 and REMIC II Regular Interest II-LT6 and any Distribution Date, the Net WAC Pass-Through Rate. With respect to REMIC II Regular Interest II-LT2 and any Distribution Date, the per annum rate set forth on in the preliminary statement hereto. With respect to REMIC II Regular Interest II-LT3, REMIC II Regular Interest II-LT4 and REMIC II Regular Interest II-LT5 and any Distribution Date, the lesser of (i) in the case of the corresponding Class M-1 Certificates, 7.645% per annum, in the case of the corresponding Class M-2 Certificates, 8.100% per annum, and in the case of the corresponding Class B Certificates, 8.100% per annum, and (ii) the Net WAC Pass-Through Rate. With respect to REMIC II Regular Interest II-LT2S, REMIC II Regular Interest II-LT3S, REMIC II Regular Interest II-LT4S and REMIC II Regular Interest II-LT5S, a rate per annum equal to excess of the REMIC I Remittance Rate for the related Uncertificated Corresponding Component over the REMIC II Remittance Rate for REMIC II Regular Interest II- LT2, REMIC II Regular Interest II-LT3, REMIC II Regular Interest II-LT4 and REMIC II Regular Interest II-LT5, respectively.

                  "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the REMIC III Certificateholders pursuant to Section 2.09, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC III Certificate": Any Regular Certificate or Class R-III Certificate.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A-860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Remittance Report": A report on a magnetic disk or tape prepared by the Master Servicer pursuant to Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Master Servicer, substantially in the form of Exhibit K hereto.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.22.

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.22(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.22(d) for unpaid Master Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Monthly Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.22.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit D-1 or Exhibit D-2 attached hereto.

                  "Required Overcollateralization Amount": With respect to any Distribution Date (i) prior to the First Stepdown Date, $3,668,205.00, and (ii) on or after the First Stepdown Date, so long as no Trigger Event or Delinquency Event is in effect, the greater of (x) 7.00% of the sum of the then current aggregate Stated Principal Balance of the Mortgage Loans and any Pre-Funded Amount as of the end of the related Due Period and (y) $524,029.00; provided, however, that if a Trigger Event or Delinquency Event has occurred and is continuing, the Required Overcollateralization Amount with respect to such Distribution Date will remain equal to the amount required as of the Distribution Date immediately preceding the date on which such Trigger Event or Delinquency Event occurred.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a condominium project, (iv) a detached one-family dwelling in a planned unit development, or (v) manufactured home treated as real property under local law none of which is a co-operative or mobile home (as defined in 42 United States Code, Section 5402(6)).

                  "Residual Certificate": Any one of the Class R Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Second Stepdown Date": So long as a Trigger Event is not in effect and so long as the First Stepdown Date has not occurred and is not continuing, the Distribution Date in November 2003.

                  "Senior Certificates": The Class A Certificates.

                  "Senior Distribution Percentage" for any Distribution Date occurring after the first five years following the Closing Date will be as follows:

                  (i) for any Distribution Date during the sixth year after the Closing Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date;

                  (ii) for any Distribution Date during the seventh year after the Closing Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date;

                  (iii) for any Distribution Date during the eighth year after the Closing Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date;

                  (iv) for any Distribution Date during the ninth year after the Closing Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and

                  (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date.

                  "Senior Enhancement Percentage": On any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date and (ii) the Overcollateralization Amount (prior to any payment of the Principal Distribution Amount to the Offered Certificates on such Distribution Date), by (y) the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period.

                  "Senior Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount, in each case immediately prior to such Distribution Date. Initially the Senior Percentage will be approximately 81.38%.

                  "Senior Principal Distribution Amount": With respect to any Distribution Date prior to the First Stepdown Date and the Second Stepdown Date or for which a Trigger Event is in effect, the amount as defined in Section 4.01(d)(i). With respect to any Distribution Date on or after the First Stepdown Date for which a Trigger Event is not in effect, the amount as defined in
Section 4.01(e)(i). With respect to any Distribution Date on or after the Second Stepdown Date for which a Trigger Event is not in effect and so long as the First Stepdown Date has not occurred and is not continuing, the amount as defined in Section 4.02(f)(i).

                  "Senior Specified Enhancement Percentage": On any date of determination thereof means 40.50%.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer in connection with a default, delinquency or other event unanticipated by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13,
3.15 and 3.22. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                  "Servicing Termination Event": One or more of the events described in Section 7.01(i)-(vii).

                  "Servicing Termination Trigger": A Servicing Termination Trigger has occurred (i) with respect to a Distribution Date occurring between the Cut-Off Date and the fifth anniversary of the Cut-Off Date if on such Distribution Date (X) the sum of (a) the product of (1) the percentage obtained by dividing the balance of Mortgage Loans which are Delinquent 30 days or more but less than 60 days Delinquent by the aggregate outstanding Stated Principal Balance of the Mortgage Loans, (2) 25.00% and (3) 43.21%; plus (b) the product of (1) the percentage obtained by dividing the balance of the Mortgage Loans which are Delinquent 60 days or more but less than 90 days Delinquent by the aggregate outstanding Stated Principal Balance of the Mortgage Loans, (2) 50.00% and (3) 43.21%; plus (c) the product of (1) the percentage obtained by dividing the balance of the Mortgage Loans which are Delinquent 90 days or more by the aggregate outstanding Stated Principal Balance of the Mortgage Loans and (2) 43.21%; plus (d) the percentage obtained by dividing the sum of Realized Losses as of such Distribution Date by the aggregate initial Stated Principal Balance of the Mortgage Loans on the Cut-Off Date, in each case as of the last day of the calendar month preceding such Distribution Date, exceeds (Y) 11.75% and (ii) with respect to a Distribution Date occurring after the fifth anniversary of the CutOff Date and on or before the tenth anniversary of the Cut-Off Date if on such Distribution Date the sum set forth in (X) above, in each case as of the last day of the calendar month preceding such Distribution Date, exceeds 17.75%.

                  "Single Certificate": With respect to any Class of Offered Certificates, a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Class C Certificates, a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Notional Amount of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

                  "Sixty-Day Delinquency Amount": With respect to any Due Period, an amount equal to the aggregate Principal Balance of the Mortgage Loans that are sixty or more days delinquent in payment of principal and interest as of the immediately preceding Determination Date (including Mortgage Loans that are in foreclosure and Mortgage Loans which are REO Properties).

                  "S&P": Standard & Poor's Ratings Services, a division of McGraw-Hill Inc., or its successor in interest.

                  "Startup Day": The day designated as such pursuant to Section 11.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan), after giving effect to all Monthly Payments due thereon on or before the Cut-off Date (or Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan) whether or not received and as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date (or Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan), to the extent received from the Mortgagor or included in a Monthly Advance and distributed pursuant to
Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date (or Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan), to the extent distributed pursuant to
Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.15, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Collection Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Stayed Funds": As defined in Section 7.02(b).

                  "Subordinate Certificates": The Class M Certificates or the Class B Certificates.

                  "Subordinate Percentage": With respect to any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

                  "Subsequent Cut-off Date": With respect to those Subsequent Mortgage Loans sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the first day of the month in which the related Subsequent Transfer Date occurs.

                  "Subsequent Master Servicer": Litton Loan Servicing LP, a Delaware limited partnership, or any successor master servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

                  "Subsequent Mortgage Loan": A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.11, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument, all of which shall be "qualified mortgages" within the meaning of
Section 860G(a)(3)(A) of the Code.

                  "Subsequent Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Mortgage Loan Seller regarding the transfer of the Subsequent Mortgage Loans by the Mortgage Loan Seller to the Depositor, substantially in the form of Exhibit 5 attached to the Mortgage Loan Purchase Agreement.

                  "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subsequent Transfer Instrument": Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form of Exhibit L, by which Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subserviced Mortgage Loan": Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

                  "Subservicer": Any Person with whom the Master Servicer has entered into a Subservicing Agreement.

                  "Subservicing Account": An account established by a Subservicer in accordance with Section 3.08.

                  "Subservicing Agreement": The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Subservicing Fee": As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues with respect to each Distribution Date.

                  "Substitution Shortfall Amount": As defined in Section 2.03(b) hereof.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Termination Price": As defined in Section 10.01.

                  "Terminator":  As defined in Section 10.01.

                  "Three-Month Rolling Delinquency Average:" With respect to each Distribution Date, the average of the Sixty-Day Delinquency Amounts for each of the three immediately preceding Due Periods.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Event": A Trigger Event is in effect on any Distribution Date on or after the First Stepdown Date or the Second Stepdown Date if, on such Distribution Date, the percentage obtained by dividing (x) the Three-Month Rolling Delinquency Average, by (y) the aggregate Stated Principal Balance of all of the Mortgage Loans immediately preceding such Distribution Date, equals or exceeds 50% of the Senior Specified Enhancement Percentage.

                  "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II and REMIC III, the Pre-Funding Account and the Interest Coverage Account.

                  "Trustee": The Chase Manhattan Bank, a New York State banking corporation, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee's Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee's Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties and any amount in the Pre-Funding Account as of the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

                  "Trustee's Fee Rate":  0.0125% per annum.

                  "Uncertificated Balance": The amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I Regular Interest and each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC I Regular Interest and each REMIC II Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest or such REMIC II Regular Interest, as applicable, on such Distribution Date pursuant to
Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in
Section 4.04. The Uncertificated Balance of each REMIC I Regular Interest and each REMIC II Regular Interest shall never be less than zero.

                  "Uncertificated Corresponding Component": With respect to:
REMIC II Regular Interest II-LT1, REMIC I Regular Interest I-LT1; REMIC II Regular Interest II-LT2 and REMIC II Regular Interest II-LT2S, REMIC I Regular Interest I-LT2; REMIC II Regular Interest II-LT3 and REMIC II Regular Interest II-LT3S, REMIC I Regular Interest I-LT3; REMIC II Regular Interest II-LT4 and REMIC II Regular Interest II-LT4S, REMIC I Regular Interest I-LT4; REMIC II Regular Interest II-LT5 and REMIC II Regular Interest II-LT5S, REMIC I Regular Interest I- LT5; and REMIC II Regular Interest II-LT6, REMIC I Regular Interest I-LT6.

                  "Uncertificated Interest": With respect to any REMIC I Regular Interest for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, one month's interest at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest or REMIC II Regular Interest, shall be reduced by an amount equal to a pro rata portion of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by Compensating Interest and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest or REMIC II Regular Interest, shall be reduced by Realized Losses, if any, allocated to such REMIC I Regular Interest or REMIC II Regular Interest pursuant to Section 1.02 and
Section 4.04.

                  "Uncertificated Notional Amount": With respect to REMIC II Regular Interest II-LT2S, REMIC II Regular Interest II-LT3S, REMIC II Regular Interest II-LT4S and REMIC II Regular Interest II-LT5S, the Uncertificated Principal Balance of REMIC I Regular Interest I- LT2, REMIC I Regular Interest I-LT3, REMIC I Regular Interest I-LT4 and REMIC I Regular Interest I-LT5, respectively.

                  "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.13.

                  "United States Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) or other entity created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States Person on August 20, 1996 may elect to continue to be treated as a United States Person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (b) the value thereof as determined by a review appraisal conducted by the Mortgage Loan Seller in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (2) the value thereof as determined by a review appraisal conducted by the Mortgage Loan Seller in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(1) above.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, the percentage of all the Voting Rights allocated among Holders of each Class of Certificates shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and any Pre-Funded Amount. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Distribution Date. The Class R Certificates do not have any Voting Rights.

                  SECTION 1.02. Allocation of Certain Interest Shortfalls.

                  For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates, the Subordinate Certificates and the Class C Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class C Certificates, in reduction of the Accrued Certificate Interest thereon, to the extent of one month's interest at the then applicable Pass-Through Rate thereof on the Notional Amount of such Certificate and thereafter, among the Class A Certificates and the Subordinate Certificates, in reduction of the Accrued Certificate Interest thereon on a PRO RATA basis. The interest portion of Realized Losses will be allocated in accordance with Section 4.04.

                  For purposes of calculating the amount of Uncertificated Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Interest payable to REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT6 up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC I Regular Interest I-LT1, REMIC I Regular Interest I-LT2, REMIC I Regular Interest I-LT3, REMIC I Regular Interest I-LT4, REMIC I Regular Interest I-LT5 and REMIC I Regular Interest I-LT6 PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest.

         All Prepayment Interest Shortfalls and Relief Act Interest Shortfalls on the REMIC II Regular Interests shall be allocated by the Trustee on each Distribution Date among the REMIC II Regular Interests in the proportion that Prepayment Interest Shortfalls and Relief Act Interest Shortfalls are allocated to the related Uncertificated Corresponding Component.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. Conveyance of Mortgage Loans.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Initial Mortgage Loans (and the Subsequent Mortgage Loans on the Subsequent Transfer Date) identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement (other than the rights under Sections 9 and 10 thereof) and all other assets included or to be included in REMIC I, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

                  In connection with such transfer and assignment, the Depositor will cause the Mortgage Loan Seller to deliver to, and deposit with, the Trustee, or to and with the Custodian, as the duly appointed agent of the Trustee for such purpose, with respect to each Initial Mortgage Loan so transferred and assigned, and the Depositor shall, in accordance with Section 2.11, deliver or cause to be delivered to the Trustee or to and with the Custodian, as the duly appointed agent of the Trustee for this purpose, with respect to each Subsequent Mortgage Loan, the following documents or instruments (with respect to a Mortgage Loan, a "Mortgage File"):

                                    (i) the original Mortgage Note, endorsed in
                  the following form: "Pay to the order of The Chase Manhattan Bank, as Trustee for the registered holders of Golden National Mortgage Loan Asset Backed Certificates, Series 1998- GN3, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                                    (ii) the original Mortgage with evidence of
                  recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by the Mortgage Loan Seller to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Mortgage Loan Seller to the Custodian (or, if no Custodial Agreement is then in effect, to the Trustee) promptly after receipt thereof;

                                    (iii)   an original Assignment of the
                  Mortgage executed in the following form: "The Chase Manhattan Bank, as Trustee for the registered holders of Golden National Mortgage Loan Asset Backed Certificates, Series 1998-GN3";

                                    (iv) the original recorded Assignment or
                  Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii) or, if any such Assignment has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment certified by the Mortgage Loan Seller to be a true and complete copy of the original submitted for recording with the recorded original to be delivered by the Mortgage Loan Seller to the Custodian (or, if no Custodial Agreement is then in effect, to the Trustee) promptly after receipt thereof;

                                    (v) the original or copies of each
                  assumption, modification, extension or guarantee agreement, if any;

                                    (vi) the original lender's title insurance
                  policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company with the original title policy to be delivered by the Mortgage Loan Seller to the Custodian (or, if no Custodial Agreement is then in effect, to the Trustee), or within 120 days of the Closing Date (or 120 days of the Subsequent Transfer Date, with respect to a Subsequent Mortgage Loan); and

                                    (vii)   with respect to each Lender PMI
                  Loan, the related Primary Insurance Policy.

                  (b) The Depositor shall cause the Mortgage Loan Seller to promptly (and in no event later than five Business Days following the Closing Date (or Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans)) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee or the Custodian, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and
(iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                  (c) If any original Mortgage Note referred to in Section 2.01(i) cannot be located, the obligations of the Depositor to cause the Mortgage Loan Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Custodian (or, if no Custodial

Agreement is then in effect, to the Trustee), of a photocopy of the original of such Mortgage Note, with a Lost Note Affidavit to follow within one Business Day. If any of the documents referred to in Sections 2.01(ii), (iii) or (iv) above has as of the Closing Date (or Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) such public recording office has retained the original of such document, the obligations of the Depositor to cause the Mortgage Loan Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian (or, if no Custodial Agreement is then in effect, to the Trustee), of a copy of each such document certified by the Mortgage Loan Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Mortgage Loan Seller, delivery to the Custodian (or, if no Custodial Agreement is then in effect, to the Trustee), promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee and the Rating Agencies by the Mortgage Loan Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date (or Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans). If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall cause the Mortgage Loan Seller to deliver to the Custodian (or, if no Custodial Agreement is then in effect, to the Trustee), promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall cause the Mortgage Loan Seller to deliver to the Custodian (or, if no Custodial Agreement is then in effect, to the Trustee), promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  (d) All original documents relating to the Mortgage Loans that are not delivered to the Custodian as Agent of the Trustee (or, if no Custodial Agreement is then in effect, to the Trustee), are and shall be held by or on behalf of the Mortgage Loan Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian as agent of the Trustee (or, if no Custodial Agreement is then in effect, to the Trustee). Any such original document delivered to or held by the Depositor or the Mortgage Loan Seller that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

                  (e) The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

                  SECTION 2.02. Acceptance of REMIC I by Trustee.

                  (a) Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) above and all other assets included in the definition of REMIC I under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents delivered to it, or a Custodian as its agent, constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  (b) The Custodian (such Custodian being so obligated under a Custodial Agreement) (or, if no Custodial Agreement is then in effect, to the Trustee), agrees, for the benefit of the Certificateholders, to review each Mortgage File within 30 days after the Closing Date (or Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans) and to certify (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) in substantially the form attached hereto as Exhibit B-1 that, as to each Initial Mortgage Loan or Subsequent Mortgage Loan, as the case may be, listed in the Mortgage Loan Schedule (other than any Mortgage Loan which has been certified as having been paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification),
(i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) through (3), (5) and
(14) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, neither the Trustee nor the Custodian was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

                  (c) Prior to the first anniversary date of this Agreement the Custodian (such Custodian being so obligated under a Custodial Agreement) (or, if no Custodial Agreement is then in effect, the Trustee), shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit B-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, with respect to all of the Initial Mortgage Loans and the Subsequent Mortgage Loans.

                  (d) If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Custodian, or if no Custodial Agreement is then in effect, the Trustee shall so notify the Depositor, the Trustee and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Mortgage Loan Seller in the related Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Pursuant to the Custodial Agreement, the Custodian will notify the Master Servicer, the Depositor and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it.

                  SECTION 2.03. Repurchase or Substitution of Mortgage Loans by
                                the Mortgage Loan Seller.

                           (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Mortgage Loan Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Mortgage Loan Seller, the Master Servicer, the Trustee and the Depositor of such defect, missing document or breach and request that the Mortgage Loan Seller deliver such missing document or cure such defect or breach within 60 days from the date the Mortgage Loan Seller was notified of such missing document, defect or breach, and if the Mortgage Loan Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Mortgage Loan Seller's obligation under the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement (i) in connection with any such breach that could not reasonably have been cured within such 60 day period, if the Mortgage Loan Seller shall have commenced to cure such breach within such 60 day period, to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement and (ii) in connection with any such breach (subject to clause (i) above) or in connection with any missing document or defect, to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Mortgage Loan Seller was notified (subject to Section 2.03(c)) of such missing document, defect or breach, if and to the extent that the Mortgage Loan Seller is obligated to do so under the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account and the Custodian, or if no Custodial Agreement is then in effect, the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release the related Mortgage File to the Mortgage Loan Seller and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Mortgage Loan Seller shall furnish to it and as shall be necessary to vest in the Mortgage Loan Seller any Mortgage Loan released pursuant hereto and neither the Custodian nor the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement, the Mortgage Loan Seller may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b). It is understood and agreed that the obligation of the Mortgage Loan Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

                  (b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), must be effected prior to the date which is two years after the Startup Day for REMIC I.

                  As to any Deleted Mortgage Loan for which the Mortgage Loan Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Mortgage Loan Seller delivering to the Custodian, as the Trustee's agent (or, if no Custodial Agreement is then in effect, the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Custodian, as the Trustee's agent (or, if no Custodial Agreement is then in effect, the Trustee), and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Custodian, as the Trustee's agent (or, if no Custodial Agreement is then in effect, the Trustee), shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit B-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian, as the Trustee's agent (or, if no Custodial Agreement is then in effect, the Trustee), shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit B-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Mortgage Loan Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Collection Period preceding the month of substitution and the Mortgage Loan Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Mortgage Loan Seller, the Mortgage Loan Purchase Agreement, or Subsequent Mortgage Loan Purchase Agreement including, in the case of a substitution effected by the Mortgage Loan Seller all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement or Subsequent Mortgage Loan Purchase Agreement as of the date of substitution.

                  For any month in which the Mortgage Loan Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the Stated Principal Balance thereof as of the related CutOff Date, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Mortgage Loan Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Mortgage Loan Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Mortgage Loan Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Mortgage Loan Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any of REMIC I, REMIC II or REMIC III, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or
(b) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Upon discovery by the Depositor, the Mortgage Loan Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Mortgage Loan Seller shall repurchase or, subject to the limitations set forth in Section 2.03(b), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a) The Trustee shall reconvey to the Mortgage Loan Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  SECTION 2.04. Representations and Warranties of the Depositor.

                  (a) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date the assignment of the Depositor's rights, but none of its obligations, under the Mortgage Loan Purchase Agreement and any Subsequent Mortgage Loan Purchase Agreement is valid, enforceable and effective to permit the Trustee to enforce the obligations of the Mortgage Loan Seller thereunder.

                  (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or any Custodian and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery.

                  SECTION 2.05. Representations, Warranties and Covenants of the
                                Master Servicer.

                  The Initial Master Servicer and the Subsequent Master Servicer each hereby represent, warrant and covenant on behalf of itself to the Trustee, for the benefit of each of the Trustee, the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                                    (i) The Initial Master Servicer or
                  Subsequent Master Servicer, as applicable, is duly organized, validly existing and in good standing as a corporation or as a limited partnership under the laws of the state of its incorporation or creation and is and will remain duly licensed under and in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

                                    (ii) The Initial Master Servicer or
                  Subsequent Master Servicer, as applicable, has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Initial Master Servicer or Subsequent Master Servicer, as applicable, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Initial Master Servicer or Subsequent Master Servicer, as applicable, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency,


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



                  reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                                    (iii) The execution and delivery of this
                  Agreement by the Initial Master Servicer or Subsequent Master Servicer, as applicable, and the performance of and compliance with the terms of this Agreement will not (a) violate the Initial Master Servicer's or Subsequent Master Servicer's, as applicable, charter or by-laws or any law, rule, regulation, order, judgment, award, administrative interpretation, injunction, writ, decree or the like affecting the Initial Master Servicer or Subsequent Master Servicer, as applicable, or by which the Initial Master Servicer or Subsequent Master Servicer, as applicable, is bound or (b) result in a breach of or constitute a default under any indenture or other material agreement to which the Initial Master Servicer or Subsequent Master Servicer, as applicable, is a party or by which the Initial Master Servicer or Subsequent Master Servicer, as applicable, is bound, which in the case of either clause (a) or (b) will have a material adverse effect on the Initial Master Servicer's or Subsequent Master Servicer's, as applicable, ability to perform its obligations under this Agreement;

                                    (iv) The Initial Master Servicer or
                  Subsequent Master Servicer, as applicable, is an approved servicer for FHLMC or FNMA in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act; no event has occurred, including but not limited to a change in insurance coverage, which would make the Initial Master Servicer or Subsequent Master Servicer, as applicable, unable to comply with FHLMC or FNMA or HUD eligibility requirements or which would require notification to FHLMC or FNMA or HUD;

                                    (v) The Initial Master Servicer or
                  Subsequent Master Servicer, as applicable, does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of it contained in this Agreement;

                                    (vi) There are no actions or proceedings
                  against, investigations known to it of, the Initial Master Servicer or Subsequent Master Servicer, as applicable, before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Initial Master Servicer or Subsequent Master Servicer, as applicable, of its obligations under, or validity or enforceability of, this Agreement; and

                                    (vii) No consent, approval, authorization or
                  order of any court or governmental agency or body is required for the execution, delivery and performance by the Initial Master Servicer or Subsequent Master Servicer, as applicable, of, or compliance by the Initial Master Servicer or Subsequent Master Servicer, as applicable, with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05(a) shall survive delivery of the Mortgage Files to the Trustee or any Custodian and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.
Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties.

                  SECTION 2.06. Issuance of Class R-I Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it, or any Custodian on its behalf, of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in REMIC
I, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.07. Conveyance of REMIC I Regular Interests;
                                Acceptance of REMIC II by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-II Certificateholders and REMIC III Certificateholders. The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II Certificateholders and REMIC III Certificateholders. The rights of the Class R-II Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Certificates and the REMIC II Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.08. Issuance of Class R-II Certificates.



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



                  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

                  SECTION 2.09. Conveyance of REMIC II Regular Interests;
                                Acceptance of REMIC III by the Trustee.

                  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the REMIC III Certificateholders. The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Certificateholders. The rights of the REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of the REMIC III Certificates, and all ownership interests evidenced or constituted by the REMIC III Certificates, shall be as set forth in this Agreement.

                  SECTION 2.10. Issuance of REMIC III Certificates.

                  The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership interest in REMIC III.

                  SECTION 2.11. Conveyance of the Subsequent Mortgage Loans.

                  (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on each Subsequent Transfer Date to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on such Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund all of the right, title and interest of the Depositor in and to
(i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) principal due and interest accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01; PROVIDED, HOWEVER, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in the Mortgage Pool by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee or to the Custodian (as the duly appointed agent of the Trustee) at least three Business Days prior to the related Subsequent Transfer Date.

                  The purchase price paid by the Trustee for the Subsequent Mortgage Loans on each Subsequent Transfer Date shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). On each Subsequent Transfer Date, the aggregate purchase price for all Subsequent Mortgage Loans purchased on such date shall be withdrawn by the Trustee from the Pre-Funding Account and paid to the Depositor. This Agreement shall constitute a fixed-price purchase contract in accordance with
Section 860G(a)(3)(A)(ii) of the Code.

                  (b) The Depositor shall transfer to the Trustee for deposit in the Mortgage Pool the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Trustee shall release funds from the Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer
Date:

                  (i) the Depositor shall have provided the Trustee and the Custodian with a timely Addition Notice;

                  (ii) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Mortgage Loan Seller shall have delivered a computer file containing such Mortgage Loan Schedule to the Depositor, the Trustee and the Custodian at least three Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit L, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) the Funding Period shall not have terminated;

                  (v) the Depositor shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.11 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans;

                  (vi) the Depositor shall have delivered to the Trustee a letter, which the Trustee may rely on, including for purposes of paragraph (c) and (d), from an Independent accountant (with copies provided to each Rating Agency) in a form attached hereto as

         Exhibit N stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics set forth in paragraphs (c) and
         (d) below;

                  (vii) the Depositor shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Subsequent Mortgage Loans; and

                  (viii) the Trustee shall have delivered to the Depositor an Opinion of Counsel addressed to the Depositor and the Rating Agencies with respect to the Subsequent Transfer Instrument substantially in the form of the Opinion of Counsel delivered to the Depositor on the Closing Date regarding certain corporate matters relating to the Trustee.

                  (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to 1.00% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 30 or more days delinquent but less than 60 days delinquent as of the related Subsequent Cut-off Date); (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 60 months and will not exceed 360 months;
(iii) the Subsequent Mortgage Loan may not provide for negative amortization;
(iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 100%; (v) the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 7.125% or greater than 10.50%; (vii) the Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchased by the Depositor;
(viii) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before January 1, 1999; (ix) the servicer with respect to such Subsequent Mortgage Loan is the Subsequent Master Servicer; and (x) the Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.

                  (d) Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the Subsequent Mortgage Loans) will, as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 8.25% and not more than 9.00%; (iii) have a weighted average Loan-to-Value Ratio of not more than 92.00%; (iv) have no Mortgage Loan with a principal balance in excess of $500,000; and (v) of the Mortgage Loans with Loan-to-Value Ratios in excess of 80.00% and less than or equal to 97.00%, at least 70.00% of such Mortgage Loans will be covered by a primary mortgage insurance policy, in each case, as applicable, by aggregate principal balance of the Mortgage Loans as of the Subsequent Cut-off Date.

                  (e) Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates. At least one Business Day prior to the Subsequent Transfer Date, each Rating Agency shall notify the Trustee as to which Subsequent Mortgage Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that the Mortgage Loan Seller shall have delivered to each Rating Agency at least three Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                  SECTION 3.01. Master Servicer to Act as Servicer.

                  The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

                                    (i)     any relationship that the Master
                  Servicer or any Affiliate of the Master Servicer may have with the related Mortgagor;

                                    (ii)    the ownership of any Certificate by
                   the Master Servicer or any Affiliate of the Master Servicer;

                                    (iii)   the Master Servicer's obligation to
                   make Monthly Advances or Servicing Advances; or

                                    (iv) the Master Servicer's right to receive
                  compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Master Servicer under such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating the Stated Principal Balance of a Mortgage Loan or distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

                  Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan and the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

                  The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

                  SECTION 3.02. Subservicing Agreements Between Master Servicer
                                and Subservicers.

                  (a) The Master Servicer may continue in effect Subservicing Agreements entered into by the Master Servicer and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a

FHLMC, FNMA or HUD approved mortgage servicer. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement in a manner which would materially and adversely affect the interests of the Certificateholders. Each Subservicing Agreement shall contain a provision that in the event the Master Servicer shall no longer be the master servicer hereunder, the Trustee, at its sole option, without any termination fee paid to the Subservicer, may terminate any Subservicing Agreement.

                  (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of a breach of a representation or warranty, as described in Section
2.03. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

                  SECTION 3.03. Successor Subservicers.

                  The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related

Subservicing Agreement. If the Master Servicer or any Affiliate of the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

                  SECTION 3.04. Liability of the Master Servicer.

                  Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Depositor and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  The Initial Master Servicer and the Subsequent Master Servicer, and any director, officer, employee or agent of the Initial Master Servicer and the Subsequent Master Servicer shall be indemnified and held harmless by the other party against any loss, liability or expense incurred in connection with this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder; provided, that the Initial Master Servicer shall only indemnify the Subsequent Master Servicer with respect to actions taken (or required actions not taken) prior to the Master Servicing Termination Date, and the Subsequent Master Servicer shall only indemnify the Initial Master Servicer with respect to actions taken (or required actions not taken) following the Master Servicing Termination Date.

                  SECTION 3.05. No Contractual Relationship Between Subservicers
                                and Trustee or Certificateholders.

                  Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06.

                  SECTION 3.06. Assumption or Termination of Subservicing
                                Agreements by Trustee.

                  (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into or, at its sole option terminate each Subservicing Agreement. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

                  (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

                  SECTION 3.07. Collection of Certain Mortgage Loan Payments.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 90 days, extend the due dates for Monthly Payments due on a Mortgage Loan for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) or clause (iii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder.

                  SECTION 3.08. Sub-Servicing Accounts.

                  In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. The Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. On or before the Determination Date, the Master Servicer shall cause the


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Subservicer, pursuant to the Subservicing Agreement, to remit to the Master
Servicer for deposit in the Collection Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Collection Account.

                  SECTION 3.09. Collection of Taxes, Assessments and Similar
                                Items; Servicing Accounts.

                  The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the Servicing Accounts on a daily basis and in no event later than the second Business Day after receipt, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section
3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) a successor Master Servicer (including the Successor Master Servicer) in connection with the transfer of the Master Servicer's obligations under this Agreement or (vi) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. As part of its servicing duties, the Master Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. Notwithstanding the foregoing, the Master Servicer shall not be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Master Servicer shall nevertheless be obligated to make Servicing Advances as provided in Section 3.01.

                  SECTION 3.10. Collection Account and Distribution Account.

                  (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain an account or accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the Collection Account on a daily basis and in


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no event later than two Business Days after receipt, as and when received or as otherwise required hereunder, the following payments and collections received or made by it on or subsequent to the Cut-off Date with respect to the Initial Mortgage Loans, or Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date or Subsequent Cut-Off Date, as applicable):

                                    (i)  all payments on account of principal,
                  including Principal Prepayments, on the Mortgage Loans;

                                    (ii)    all payments on account of interest
                  (net of the related Master Servicing Fee) on each Mortgage
                  Loan;

                                    (iii) all Insurance Proceeds and Liquidation
                  Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

                                    (iv) any amounts required to be deposited
                  pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                                    (v) any amounts required to be deposited by
                  the Master Servicer pursuant to the second paragraph of
                  Section 3.13(a) in respect of any blanket policy deductibles; and

                                    (vi)    any Purchase Price or Substitution
                  Shortfall Amount delivered to the Master Servicer;

                  The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment charges that are not prepayment penalties, assumption fees or other similar fees need not be deposited by the Master Servicer in the Collection Account. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one account (such account, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 12:00 p.m. New York time on the Master Servicer Remittance Date, that portion of the Interest Remittance Amount and Principal Remittance Amount for the related Distribution Date then on deposit in the Collection Account.



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                  (c) Funds in the Collection Account may be invested in
Permitted Investments in accordance with the provisions set forth in Section
3.12. The Master Servicer shall give notice to the Master Servicer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

                  (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in the Distribution Account. In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit the amounts set forth in clauses
(i) through (v) below:

                                    (i) any Monthly Advances, as required
                  pursuant to Section 4.03;

                                    (ii) any amounts required to be deposited
                  pursuant to Section 3.22(d) or (f) in connection with any REO Property;

                                    (iii) any amounts to be paid by the
                  Terminator in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

                                    (iv) any amounts required to be deposited
                  pursuant to Section 3.23 in connection with any Prepayment Interest Shortfalls; and

                                    (v) any Stayed Funds, as soon as permitted
                  by the federal bankruptcy court having jurisdiction in such matters.

                  (e) Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder. In addition, the Master Servicer shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section
3.12 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

                  SECTION 3.11. Withdrawals from the Collection Account.

                  The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.03:

                                    (i) to remit to the Trustee for deposit in
                  the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);


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                                    (ii) subject to Section 3.15(d), to
                  reimburse itself or the related Subservicer for Monthly Advances, but only to the extent of amounts received which represent Late Collections (net of the related Master Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Monthly Advances were made in accordance with the provisions of Section 4.03;

                                    (iii) subject to Section 3.15(d), to pay
                  itself any unpaid Master Servicing Fees and reimburse itself for any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan;

                                    (iv) to pay to (a) itself as servicing
                  compensation (in addition to the Master Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account and
                  (b) itself on the Master Servicer Remittance Date, the Master Servicing Fee and all late payment charge and assumption fees;

                                    (v) to pay to itself, the Depositor or the
                  Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.15(c) all amounts received thereon not included in the Purchase Price or the Substitution Shortfall Amount;

                                    (vi) to reimburse itself for any Monthly
                  Advance or Servicing Advance previously made which it has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.03;

                                    (vii) to reimburse itself or the Depositor
                  for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to
                  Section 6.03;

                                    (viii) to reimburse itself or the Trustee,
                  as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

                                    (ix) to pay, or to reimburse itself for
                  advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.15(b);

                                    (x) to pay the premium on the Lender PMI
                  Loans in accordance with Section 3.26(c);

                                    (xi) to reimburse the Trustee in
                  connection with Section 11.01(c);


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                                    (xii) to transfer any amount in the
                  Collection Account to a successor Master Servicer (including the Successor Master Servicer) in connection with the transfer of the obligations of the Master Servicer in accordance with this Agreement; and

                                    (xiii) to clear and terminate the Collection
                  Account pursuant to Section 10.01.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii), (ix) and
(x) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses
(vi) and (vii) above.

                  SECTION 3.12. Investment of Funds in the Investment Accounts.

                  (a) The Master Servicer may direct, by means of written directions (which may be standing directions), any depository institution maintaining the Interest Coverage Account, the Pre-Funding Account or the Collection Account (for purposes of this Section 3.12, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall at the direction of the Master Servicer:

                           (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                           (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.


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                  (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Master Servicer or the Trustee, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Master Servicer shall deposit in the Collection Account, the amount of any loss incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(v), shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.13. Maintenance of Hazard Insurance and Errors and
                                Omissions and Fidelity Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained fire and hazard insurance on each REO Property with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.22, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal


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Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and
(ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Master Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee.

                  SECTION 3.14. Enforcement of Due-On-Sale Clauses; Assumption
                                Agreements.

                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; PROVIDED, HOWEVER, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-


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sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Mortgage Loan Seller and has a credit risk rating or Credit Bureau Risk Score at least equal to that of the original Mortgagor, as certified to the Master Servicer by the Mortgage Loan Seller. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee and the Custodian that any such substitution or assumption agreement has been completed by forwarding to the Trustee or the Custodian the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.



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                  SECTION 3.15. Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall use its best efforts, consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and 3.22. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

                  (b) Notwithstanding the foregoing provisions of this Section
3.15 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined and received the consent of the Majority Class R Certificateholder, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                                    (1) such Mortgaged Property is in compliance
                  with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                                    (2) there are no circumstances present at
                  such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.



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                  The cost of the environmental audit report contemplated by this Section 3.15 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of such Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

                  (c) The Master Servicer may at its option purchase from REMIC I any Mortgage Loan that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing, and in form and substance satisfactory to the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto.

                  (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Monthly Advances, pursuant to Section 3.11(ii) or (iii); SECOND, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and THIRD, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: FIRST, concurrently and on a pro rata basis to unpaid Master Servicing Fees; and SECOND, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Master Servicing Fees shall be reimbursed to the Master Servicer pursuant to
Section 3.11(iii). The portion of the recovery allocated to interest (net of unpaid Master Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied


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as follows: FIRST, to reimburse the Master Servicer for any related unreimbursed
Monthly Advances in accordance with Section 3.11(ii), and SECOND, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.10(b).

                  SECTION 3.16. Trustee to Cooperate; Release of Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will notify the Custodian (or, if no Custodial Agreement is in effect, the Trustee) by a certification in the form of Exhibit D-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer, with a copy to the Trustee, and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Custodian (or, if no Custodial Agreement is in effect, the Trustee) shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian (or, if no Custodial Agreement is in effect, the Trustee) shall, upon request of the Master Servicer and delivery to the Custodian (or, if no Custodial Agreement is in effect, the Trustee) of a Request for Release in the form of Exhibit D-l, with a copy to the Trustee, release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Custodian (or, if no Custodial Agreement is in effect, the Trustee) when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian (or, if no Custodial Agreement is in effect, the Trustee) a certificate of a Servicing Officer of the Master Servicer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery, with a copy to the Trustee. Upon receipt of a certificate of a Servicing Officer of the Master Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO property, a copy of the Request for Release shall be released by the Custodian (or, if no Custodial Agreement is in effect, the Trustee) to the Master Servicer.



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                  Upon written certification of a Servicing Officer of the
Master Servicer, the Trustee shall execute and deliver to the Master Servicer, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.17. Servicing Compensation.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Master Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.23. In addition, the Master Servicer shall be entitled to recover unpaid Master Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.22. Subject to the provisions of
Section 6.04, the right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement to the extent permitted herein.

                  Additional servicing compensation in the form of prepayment fees shall be paid to the Master Servicer, and assumption fees, late payment charges and other miscellaneous fees shall be retained by the Master Servicer (subject to Section 3.23) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to
Section 3.11(iv) to withdraw from the Collection Account, and pursuant to
Section 3.22(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to
Section 3.12 and Section 3.23. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.13, to the extent such premiums are not paid by the related Mortgagors, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  SECTION 3.18. Reports to the Trustee; Collection Account
                                Statements.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Depositor a statement prepared by the institution at which the Collection Account is maintained setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11.


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Copies of such statement shall be provided by the Trustee to any
Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.19. Statement as to Compliance.

                  The Master Servicer will deliver to the Trustee and the Depositor not later than 90 days following the end of the fiscal year of the Master Servicer, which as of the Closing Date ends on the last day in December, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision,
(ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) to the best of such officers' knowledge, each Subservicer has fulfilled its material obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations relating to this Agreement, specifying such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

                  SECTION 3.20. Independent Public Accountants' Servicing
                                Report.

                  Not later than 90 days following the end of each fiscal year of the Master Servicer, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related Subservicer. Immediately upon receipt of such report, the shall furnish a copy of such report to the Trustee and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.


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                  SECTION 3.21. Access to Certain Documentation.

                  The Master Servicer shall provide, or cause the Subservicers to provide, to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

                  SECTION 3.22. Title, Management and Disposition of REO
                                Property.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property within three years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, more than 60 days before the day on which the three-year grace period would otherwise expire an extension of the grace period, unless the Master Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, which Opinion of Counsel shall not be at the expense of the Trust Fund or Trustee, to the effect that the holding by REMIC I of such REO Property subsequent to such period after its acquisition will not result in the imposition on REMIC I, REMIC II or REMIC III of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by REMIC I, REMIC II or REMIC III of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.



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                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited, on a daily basis in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                                    (i) all insurance premiums due and
                  payable in respect of such REO Property;

                                    (ii) all real estate taxes and assessments
                  in respect of such REO Property that may result in the imposition of a lien thereon; and

                                    (iii) all costs and expenses necessary to
                  maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, the Master Servicer shall not:

                  (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;



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unless, in any such case, the Master Servicer has obtained an Opinion of
Counsel, which Opinion of Counsel shall not be at the expense of the Trust Fund or Trustee, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                                    (i) the terms and conditions of any such
                  contract shall not be inconsistent herewith;

                                    (ii) any such contract shall require, or
                  shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                                    (iii) none of the provisions of this Section
                  3.22(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                                    (iv) the Master Servicer shall be obligated
                  with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.17 is sufficient to pay such fees.

                  (d) In addition to the withdrawals permitted under Section 3.22(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Master Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself for unreimbursed Servicing Advances and Monthly Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property


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received during the prior calendar month, net of any withdrawals made pursuant to Section 3.22(c) or this Section 3.22(d).

                  (e) Subject to the time constraints set forth in Section 3.22(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities and as are in accordance with general FNMA guidelines.

                  (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Concurrently with the foregoing deposit, the Master Servicer shall provide the Trustee an Officer's Certificate certifying the proceeds and deposit from the REO Disposition. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 3.23. Obligations of the Master Servicer in Respect of
                                Prepayment Interest Shortfalls.

                  The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 12:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments received by the Master Servicer during the related Collection Period and (ii) 50% of the total amount of its Master Servicing Fee for the most recently ended Collection Period.

                  SECTION 3.24. Obligations of the Master Servicer in Respect of
                                Mortgage Rates and Monthly Payments.

                  In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Master Servicer, the Depositor and


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any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

                  SECTION 3.25. Year 2000 Compliance.

                  The Master Servicer covenants that its computer and other systems used in servicing the Mortgage Loans will be modified to the extent necessary to operate in a manner such that on and after January 1, 2000 (i) the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement and (ii) the Master Servicer can conduct its servicing operations substantially in the same manner as it is conducting such operations on the date hereof.

                  SECTION 3.26. Maintenance of the Primary Insurance Policy
                                Collections Thereunder.

                  (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Master Servicer had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

                  (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or


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remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11.

                  (c) The premium with respect to the related Primary Insurance Policy on the Lender PMI Loans shall be paid by the Master Servicer from amounts in the Custodial Account pursuant to Section 3.11(x). The Master Servicer is required to pay the premium with respect to each such Primary Insurance Policy in accordance with the terms thereof, and each such Primary Insurance Policy shall be canceled solely in accordance with the terms thereof.




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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01. Distributions.

                  (a)(1)(A) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I
Regular Interests:

                           (i) to the Holders of REMIC I Regular Interests, in
                  an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC I Regular Interest I-LT6 shall be reduced when the REMIC I Overcollateralized Amount is less than the REMIC I Required Overcollateralized Amount, by the lesser of (x) the amount of such difference and (y) the Maximum I-LT6 Uncertificated Interest Deferral Amount; and

                           (ii) on each Distribution Date, to the Holders of
                  REMIC I Regular Interests, in an amount equal to the remainder after the distributions made pursuant to clause (i) above, allocated as follows (except as provided below):

                                    (a)  to the Holders of the REMIC I Regular
                           Interest I-LT1, 98.00% of such remainder;

                                    (b) to the Holders of the REMIC I Regular
                           Interest I-LT2, REMIC I Regular Interest I-LT3, REMIC I Regular Interest I-LT4 and REMIC I Regular Interest I-LT5, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates; and

                                    (c)  to the Holders of the REMIC I Regular
                           Interest I-LT6, 1.00% of such remainder;

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of the REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT6, respectively.

                  (B) On each Distribution Date, the following amounts shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular
Interests:

                           (i) any amounts paid as either Uncertificated
                  Interest paid or accrued to the REMIC I Regular Interests shall be deemed to have been paid to the related Uncertificated Corresponding Component in REMIC II in accordance with the REMIC II Remittance Rates; and


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                           (ii) any amounts paid as principal on the REMIC I
                  Regular Interests shall be deemed to have been paid to the related Uncertificated Corresponding Component in REMIC II in accordance with the same priorities and conditions.

                  (C) Notwithstanding the distributions on the REMIC I Regular Interests and REMIC II Regular Interests described in this Section 4.01(a), distribution of funds from the Distribution Account shall be made only in accordance with Section 4.01(b) through (j).

                  (b) On each Distribution Date, the Trustee shall distribute to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 10.01 respecting the final distribution) either (i) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (ii) upon written request to the Trustee at least five business days prior to the relevant Record Date by any Holder of Offered Certificates having an aggregate initial Certificate Principal Balance that is in excess of $1,000,000 by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor specified in the request, such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the sum of the amounts specified below in 4.01(c) - 4.01(g).

                  (c) On each Distribution Date, the Interest Remittance Amount shall be distributed as follows, in each case to the extent of the Interest Remittance Amount:

                           (i) first, to the Senior Certificateholders, Accrued Certificate Interest thereon for such Distribution Date, plus any Interest Carry Forward Amount thereon remaining unpaid from any previous Distribution Date;

                           (ii) second, from the balance, if any, remaining of the Interest Remittance Amount after the distribution described in clause (i) above, to the Class M-1 Certificateholders, Accrued Certificate Interest thereon for such Distribution Date;

                           (iii) third, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) and (ii) above, to the Class M-2 Certificateholders, Accrued Certificate Interest thereon for such Distribution Date;

                           (iv) fourth, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) through (iii) above, to the Class B Certificateholders, Accrued Certificate Interest thereon for such Distribution Date; and

                           (v) fifth, any amount remaining (such amount, the "Net Monthly Excess Interest Amount") for such Distribution Date shall be included in the Net Monthly Excess Cash Flow and distributed as provided in 4.01(g).



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                  (d) On each Distribution Date prior to the First Stepdown Date or the Second Stepdown Date and on or after the First Stepdown Date or the Second Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:

                           (i) first, to the Senior Certificateholders, until the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero (any amount so distributed, the "Senior Principal Distribution Amount");

                           (ii) second, the balance, if any, remaining of the Principal Distribution Amount, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                           (iii) third, the balance, if any, remaining of the Principal Distribution Amount, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

                           (iv) fourth, the balance, if any, remaining of the Principal Distribution Amount, to the Class B Certificates, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero;

                           (v) fifth, any remaining amount (such amount, the "Net Monthly Excess Principal Amount") shall be included in the Net Monthly Excess Cash Flow and distributed as described in Section 4.01(g).

                  (e) On each Distribution Date on or after the First Stepdown Date, so long as no Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:

                           (i) first, to the Senior Certificates, until the Certificate Principal Balances of the Senior Certificates have been reduced to zero, an amount (the "Senior Principal Distribution Amount") equal to the excess, if any, of (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 59.50% and (2) the sum of the aggregate outstanding Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period and (b) the sum of the aggregate outstanding Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period minus $524,029;

                           (ii) second, from the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clause (i) above, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account distributions pursuant to clause (i) above on such Distribution Date) and (b) the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 71.00% and (2) the sum of the aggregate outstanding Stated


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         Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of
         the last day of the related Due Period and (b) the sum of the aggregate outstanding Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period minus $524,029;

                           (iii) third, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) and (ii) above, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balance of the Senior Certificates and Class M-1 Certificates (after taking into account distributions pursuant to clauses (i) and (ii) above on such Distribution Date) and
         (b) the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 82.00% and (2) the sum of the aggregate outstanding Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period and (b) the sum of the aggregate outstanding Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period minus $524,029;

                           (iv) fourth, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses (i) through (iii) above, to the Class B Certificates, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero, the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balance of the Senior Certificates and Class M Certificates (after taking into account distributions pursuant to clauses (i) though (iii) above on such Distribution Date) and (b) the aggregate Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 93.00% and (2) the sum of the aggregate outstanding Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period and (b) the sum of the aggregate outstanding Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount as of the last day of the related Due Period minus $524,029; and

                           (v) fifth, any amount remaining (such amount, the "Net Monthly Excess Principal Amount") shall be included in the Net Monthly Excess Cash Flow as described in Section 4.01(g) and applied as described therein.

                  (f) On each Distribution Date after the Second Stepdown Date, so long as the First Stepdown Date has not occurred and is not continuing (in which case distributions of principal on the Offered Certificates shall continue as provided in Section 4.02(e)), and so long as no Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:

                           (i) first, to the Senior Certificateholders, an amount (the "Senior Principal Distribution Amount") equal to the Senior Distribution Percentage of the Principal Distribution Amount until the Certificate Principal Balance of the Senior certificates has been reduced to zero;



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                           (ii) second, from the balance of the Principal
         Distribution Amount after the distribution described in clause (i) above shall be distributed to the Subordinate Certificates, on a pro rata basis, based on the then outstanding Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero; and

                           (iii) third, any remaining amount (such amount, the "Net Monthly Excess Principal Amount") shall be included in the Net Monthly Excess Cash Flow and distributed as described in Section 4.01(g).

                  (g) On each Distribution Date, the Net Monthly Excess Cash Flow will be distributed as follows:

                  (i) first, to pay any Interest Carry Forward Amount on the Senior Certificates until reduced to zero;

                  (ii) second, to reimburse the Senior Certificates for Realized Losses previously allocated thereto pursuant to Section 4.04 until fully reimbursed;

                  (iii) third, to fund the Extra Principal Distribution Amount for such Distribution Date which is paid out above as part of the Principal Distribution Amount;

                  (iv) fourth, to pay any Interest Carry Forward Amount on the Class M-1 Certificates until reduced to zero;

                  (v) fifth, to reimburse the Class M-1 Certificates for Realized Losses previously allocated thereto pursuant to
                  Section 4.04 until fully reimbursed;

                  (vi) sixth, to pay any Interest Carry Forward Amount on the Class M-2 Certificates until reduced to zero;

                  (vii) seventh, to reimburse the Class M-2 Certificates for Realized Losses previously allocated thereto pursuant to
                  Section 4.04 until fully reimbursed;

                  (viii) eighth, to pay any Interest Carry Forward Amount on the Class B Certificates until reduced to zero;

                  (ix) ninth, to reimburse the Class B Certificates for Realized Losses previously allocated thereto pursuant to Section 4.04 until fully reimbursed;

                  (x) tenth, to the Class C Certificates, Accrued Certificate Interest thereon for such Distribution Date and any Overcollateralization Reduction Amount for such Distribution Date; and

                  (xi) eleventh, to the Class R-III Certificates, any remaining amount.


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                  (h) Each distribution with respect to a Offered Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (i) Except as otherwise provided in Section 10.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month.

                  (j) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Subordinate Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this
Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC I Regular Interest or REMIC II Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC I Regular Interest or REMIC II Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC I Regular Interest or REMIC II Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

                  SECTION 4.02. Statements to Certificateholders.

                  (a) On each Distribution Date, the Trustee shall, based on the Remittance Report received from the Master Servicer, prepare and forward by mail to each Holder and the Depositor a statement setting forth the following information as to each Class of Certificates (other than the Class C Certificates and Class R Certificates) to the extent applicable:

                            (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;



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                           (ii) the amount of such distribution to Holders of
         such Class of Certificates allocable to interest;

                          (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                           (iv) the number and Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date and the number and aggregate principal balance of all Subsequent Mortgage Loans added during the preceding Due Period;

                            (v) the aggregate Certificate Principal Balance of each Class of the Certificates, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                          (vi) (x) the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) one month, (B) two months and
         (C) three or more months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure and (y) the Three-Month Rolling Delinquency Average and the Sixty-Day Delinquency Amount;

                          (vii) the number, aggregate principal balance of any REO Properties;

                         (viii) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                           (ix) the Required Overcollateralization Amount and Overcollateralization Amount, after giving effect to distributions made on such Distribution Date;

                            (x) the aggregate amount of Realized Losses for such Distribution Date and the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date and the aggregate percentage of Realized Losses on the Mortgage Loans incurred since the Cut-off Date;

                           (xi) the aggregate amount of any recoveries on previously foreclosed loans due to a breach of representation or warranty;

                          (xii) the weighted average remaining term to stated maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                         (xiii) the weighted average Net Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;



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                          (xiv) the Pass-Through Rate on the Senior Certificates
         and the Subordinate Certificates for such Distribution Date;

                           (xv)  the servicing fee payable to the Master
         Servicer;

                          (xvi) the Interest Remittance Amount for such Distribution Date;

                         (xvii) the Principal Remittance Amount for such Distribution Date;

                        (xviii) whether a Servicing Termination Trigger has occurred;

                          (xix) the aggregate amount of Monthly Advances for such Distribution Date;

                           (xx) the number and aggregate principal balance of any Mortgage Loans repurchased by the Mortgage Loan Seller due to a breach of a representation or warranty;

                          (xxi) the amount on deposit in the Pre-Funding Account and the Interest Coverage Account; and

                         (xxii) for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the current balance on deposit in the Pre-Funding Account that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to the Certificateholders as a mandatory prepayment of principal, if any, on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

                  (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class C Certificate and a Residual Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and the Trustee pursuant to any requirements of the Code.

                  (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class C Certificate and a Residual Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class C Certificate and a Residual Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the


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extent that substantially comparable information shall be provided by the Master
Servicer and the Trustee pursuant to any requirements of the Code.

                  (d) Upon the written request of any Subordinate, Class C or Residual Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide such requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

                  SECTION 4.03. Remittance Reports; Monthly Advances.

                  (a) On the second Business Day following each Determination Date, the Master Servicer shall forward to the Trustee by overnight mail, a diskette or hardcopy or by fax (or by such other means as the Trustee may agree from time to time) containing the Remittance Report with respect to the related Distribution Date. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  (b) The amount of Monthly Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Master Servicing Fee), due on the immediately preceding Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and
(ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Collection Period and as to which REO Property an REO Disposition did not occur during the related Collection Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.22 for distribution on such Distribution Date.

                  On or before 12:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Monthly Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of the Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such Monthly Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Monthly Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Interest Remittance Amount and Principal Remittance Amount for the related Distribution Date (determined without regard to Monthly Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section


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



4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Monthly Advances. The Trustee will provide notice to the Master Servicer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Monthly Advances required to be made by the Master Servicer for the related Distribution Date.

                  (c) The obligation of the Master Servicer to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

                  (d) Notwithstanding anything herein to the contrary, no Monthly Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Monthly Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Monthly Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Trustee.

                  SECTION 4.04. Allocation of Realized Losses.

                  (a) Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Collection Period; and (ii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Collection Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Collection Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee by the Master Servicer at the time of delivery of the Remittance Report.

                  (b) On any Distribution Date, following all distributions made on such date, Realized Losses shall be allocated as specified below, to the extent the aggregate Certificate Principal Balance of the Class A and Subordinate Certificates is less than the aggregate Stated Principal Balance of the Mortgage Loans and the Pre-Funded Amount. All Realized Losses allocated to REMIC I Regular Interest I-LT1 pursuant to Section 4.04(c), on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fourth, to the Class M-1 Certificates, until the Certificate Principal Balance


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thereof has been reduced to zero. All Realized Losses to be allocated to the
Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Class A, Class M-1, Class M-2, Class B or Class C Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated.

                  As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (c) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to the Uncertificated Balances of the REMIC I Regular Interest I-LT1 and REMIC I Regular Interest I-LT6 up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Balances of REMIC I Regular Interest I-LT1, REMIC I Regular Interest I-LT5 and REMIC I Regular Interest I-LT6, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I- LT5 has been reduced to zero; third, to the Uncertificated Balances of REMIC I Regular Interest I-LT1, REMIC I Regular Interest I-LT4 and REMIC I Regular Interest I-LT6, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LT4 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC I Regular Interest I-LT1, REMIC I Regular Interest I-LT3 and REMIC I Regular Interest I-LT6, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LT3 has been reduced to zero; and fifth, to the Uncertificated Balances of REMIC I Regular Interest I-LT1, REMIC I Regular Interest I- LT2 and REMIC I Regular Interest I-LT6, 98%, 1% and 1%, respectively.

                  (d) All Realized Losses on the REMIC II Regular Interests shall be allocated by the Trustee on each Distribution Date among the REMIC II Regular Interests in the proportion that Realized Losses are allocated to the related Uncertificated Corresponding Component.

                  As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among the REMIC I Regular Interests means an allocation on a PRO RATA basis among the REMIC I Regular Interests on the basis of their then outstanding Uncertificated Balances, in each case prior to giving effect to distributions to be made on such Distribution Date.

                  SECTION 4.05. Compliance with Withholding Requirements.


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                  Notwithstanding any other provision of this Agreement, the
Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                  SECTION 4.06. SEC Reporting.

                  Within 15 days after each Distribution Date, the Trustee shall file with the Securities Exchange Commission, via the Electronic Data Gathering and Retrieval System, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30, 1999 the Trustee shall file a Form 10-K in substance conforming to the Depositor's no-action letter and Form 15D (if applicable) with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such Form 8-K on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. At least three Business Days prior to filing any Form 8-K or Form 10-K pursuant to this Section 4.06, the Trustee shall deliver a copy of such Form 8-K or Form 10-K, as the case may be, to the Depositor.

                  SECTION 4.07. Funding Account.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled "Pre-Funding Account, The Chase Manhattan Bank, as trustee for the registered holders of Golden National Mortgage Loan Asset Backed Certificates, Series 1998-GN3" (the "Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in the Pre-Funding Account and retain therein the Original Pre-Funded Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trustee will invest funds deposited in the Pre-Funding Account in Permitted Investments of the kind described in clause (vi) of the definition of Permitted Investments with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the Depositor shall be the owner of the Pre- Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Interest Coverage Account on the Business Day immediately preceding each Distribution Date. The Initial Master Servicer shall deposit in the Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. Prior to the Distribution Date immediately following the end of the Funding Period or any earlier Subsequent Transfer Date on which the entire balance of the Original Pre-Funded Amount is applied to purchase Subsequent


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Mortgage Loans, the Pre-Funding Account will not be an asset of any of REMIC I,
REMIC II or REMIC III.

                  (c) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

                           (i) On any Subsequent Transfer Date, the Trustee
                  shall withdraw from the Pre-Funding Account an amount equal to 100% of the Stated Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.11 with respect to such transfer and assignment;

                           (ii) If the amount on deposit in the Pre-Funding
                  Account has not been reduced to zero during the Funding Period, on the day immediately following the termination of the Funding Period, the Trustee shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Account for distribution in accordance with the terms hereof;

                           (iii) To withdraw any amount not required to be
                  deposited in the Pre- Funding Account or deposited therein in error; and

                           (iv) To clear and terminate the Pre-Funding Account
                  upon the earlier to occur of (A) the Distribution Date immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

                  SECTION 4.08. Interest Coverage Account.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled "Interest Coverage Account, The Chase Manhattan Bank, as trustee for the registered holders of Golden National Mortgage Loan Asset Backed Certificates, Series 1998-GN3" (the "Interest Coverage Account"). The Trustee shall, promptly upon receipt, deposit in the Interest Coverage Account and retain therein the Interest Coverage Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Interest Coverage Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

                  (b) The Trustee will invest funds deposited in the Interest Coverage Account in Permitted Investments of the kind described in clause (vi) of the definition of Permitted Investments with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the Depositor shall be the owner of the Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Account be an asset of any of REMIC I, REMIC


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II or REMIC III. All income and gain realized from investment of funds deposited in the Interest Coverage Account shall be for the sole and exclusive benefit of the Initial Master Servicer and shall be remitted by the Trustee to the Initial Master Servicer on the first Business Day following each Distribution Date. The Initial Master Servicer shall deposit in the Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

                  (c) With respect to each Distribution Date during the Funding Period and on the Distribution Date immediately following the end of the Funding Period, the Trustee shall withdraw from the Interest Coverage Account and deposit in the Distribution Account an amount, as provided in the related Remittance Report, equal to (i) 30 days' interest on the Original Pre- Funded Amount calculated at an annual rate equal to sum of (1) the weighted average of the Pass- Through Rates on the Class A, Class M-1, Class M-2 and Class B Certificates and (2) 0.0125% per annum, minus (ii) the sum of (1) 1/12th of 3.00% of the Original Pre-Funded Amount, (2) any interest payments received on Subsequent Mortgage Loans during the related Due Period and (3) any Monthly Advance in respect of the interest portion of delinquent Monthly Payments on the Subsequent Mortgage Loans conveyed to the Trustee during the related Due Period.

                  (d) Upon the earliest of (i) the Distribution Date immediately following the end of the Funding Period, (ii) the reduction of the Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero and (iii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Interest Coverage Account after distributions pursuant to paragraph (c) above shall be withdrawn by the Trustee and paid to the Initial Master Servicer or its designee.




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                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund. At the Closing Date, the Class Certificate Balance of the Offered Certificates will equal 97.75% of the sum of the aggregate principal balance of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date and the Original Pre-Funded Amount.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-6. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) Each Class of Offered Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.



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                  The Trustee, the Master Servicer, and the Depositor may for
all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Depositor or the Depository advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicing Termination Event, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $100,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Master Servicer, or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.11 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Master Servicer


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and the Depositor, any other bank or trust company to act as Certificate
Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  (b) No transfer of any Subordinate, Class C or Residual Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. Except as provided in Section 5.02(c), in the event that a transfer of a Subordinate, Class C or Residual Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer (except that if such transfer is made by the Depositor or the Master Servicer or any Affiliate thereof, the Depositor or the Master Servicer shall provide such Opinion of Counsel at their own expense); provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor or any Affiliate thereof to the Depositor or an Affiliate of the Depositor and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit F hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit G hereto, each acceptable to and in form and substance satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Depositor or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Depositor or any Affiliate thereof to the Depositor or an Affiliate of the Depositor, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be written representation) from the Depositor, of the status of such transferee as an Affiliate of the Depositor or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Depositor and the Master Servicer with an investment letter substantially in the form of Exhibit H attached hereto (or such other form as the Depositor in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Depositor or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.


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                  (c) In the case of any Subordinate, Class C or Class R
Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Master Servicer to the effect that the purchase or holding of such Subordinate, Class C or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer or (ii) the prospective transferee shall be required to provide the Trustee, the Depositor and the Master Servicer with a certification to the effect set forth in paragraph six of Exhibit F or with a certification to the effect set forth in paragraph fourteen of Exhibit E-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (c) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (d) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit E-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
         Section 5.02(d) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit E-2, from the Holder wishing to transfer the Class R Certificate,


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         in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                  (e) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (f) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit E-2.

                  (g) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

                        (1) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit E-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Persons other than Permitted Transferees are prohibited.

                        (2) (a) If any Person other than a Permitted Transferee shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulation Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                           (b) If any purported Transferee shall become a Holder
                  of a Class R Certificate in violation of the restrictions in this Section 5.02(d) and to the extent


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                  that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause
                  (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                        (3) The Trustee shall make available all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Trustee from such Person.

                        (4) The provisions of this Section 5.02(d) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                           (a) written notification from each Rating Agency to
                  the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A or Subordinate Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                           (b) an Opinion of Counsel, in form and substance
                  satisfactory to the Trustee, to the effect that such modification, addition to or absence of such provisions will not cause REMIC I, REMIC II or REMIC III to cease to qualify as a REMIC and will not cause (x) REMIC I, REMIC II or REMIC III to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is not a Permitted Transferee or (y) a Certificateholder or another Person to be


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                  subject to a REMIC-related tax caused by the Transfer of a
                  Class R Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.11, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.11. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

                  (i) The Trustee will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate and to provide the Trustee with an updated copy of the Certificate Register on the first Business Day in January and June of each year, commencing January 1999.

                  SECTION 5.03. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any


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other expenses (including the fees and expenses of the Certificate Registrar)
connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  If, after the delivery of such replacement Certificate, a bona fide purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment or registration such original Certificate, the Trustee or the Certificate Registrar shall be entitled to recover such replacement Certificate from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Trustee or the Certificate Registrar in connection therewith.

                  SECTION 5.04. Persons Deemed Owners.

                  The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05. Certain Available Information.

                  On or prior to the date of the first sale of any Subordinate or Class C Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of the Subordinate or Class C Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Subordinate or Class C Certificate, the private placement memorandum or other disclosure document relating to the Subordinate or Class C Certificates, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 12.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 11.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any Monthly Advance or Servicing Advance was, or if made, would be a Nonrecoverable Advance and (E) any


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and all certificates of a Servicing Officer delivered to the Trustee by the
Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the Person requesting the same.


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                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

                  SECTION 6.01. Liability of the Depositor and the Master
                                Servicer.

                  The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

                  SECTION 6.02. Merger or Consolidation of the Depositor or the
                                Master Servicer.

                  Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, each of the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for FNMA or FHLMC in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that (i) the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; (ii) the Rating Agencies' ratings and shadow ratings of the Class A Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and (iii) in the case of the Master Servicer, the Master Servicer delivers its written consent to such successor.

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer and Others.

                  None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any


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action in good faith pursuant to this Agreement, or for errors in judgment;
PROVIDED, HOWEVER, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; PROVIDED, HOWEVER, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

                  SECTION 6.04. Limitation on Resignation of the Master
                                Servicer; Transfer of Master Servicing.

                  Except as otherwise provided herein, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer reasonably acceptable to the Trustee shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.



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                  Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Subsequent Master Servicer of all the Subsequent Master Servicer's right, title and interest in, to and under this Agreement to First Union, for the benefit of certain lenders, and (ii) provided that no Servicing Termination Event exists, agree that upon delivery to the Trustee by First Union of a letter signed by the Subsequent Master Servicer whereunder the Subsequent Master Servicer shall resign as Master Servicer under this Agreement, the Trustee shall appoint First Union or its designee as successor Master Servicer, provided that at the time of such appointment, First Union or such designee meets the requirements of a successor Master Servicer pursuant to Section 7.02(a) and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor.

                  After the Master Servicing Transfer Date, the Subsequent Master Servicer shall assume and hereby agrees to assume the rights and obligations of the Master Servicer under this Agreement from the Initial Master Servicer. Nothing contained in this Agreement shall be construed to mean that the Subsequent Master Servicer is assuming liability for any action taken (or not taken) by the Initial Master Servicer as Master Servicer. The parties hereto hereby acknowledge that the Initial Master Servicer shall have no responsibilities, duties, obligations or liabilities pursuant to this Agreement following the Master Servicer Termination Date (other than liabilities arising prior to the Master Servicer Termination Date).

                  On the Master Servicing Termination Date, the Initial Master Servicer shall transfer to the Subsequent Master Servicer the servicing files with respect to the Mortgage Loans, any amounts in the Servicing Accounts with respect to the Mortgage Loans, and any amount in the Collection Account with respect to the Mortgage Loans.

                  SECTION 6.05. Rights of the Depositor and Others in Respect of
                                the Master Servicer.

                  The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee its most recent financial statements and such other information relating to its capacity to perform its obligations under this Agreement it possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ,


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injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.


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                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Servicing Termination Events

                  "Servicing Termination Events" wherever used herein, means any one of the following events:

                           (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than a Monthly Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the Certificates and this Agreement which continues unremedied for the later of (x) a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Depositor, the Master Servicer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights or (y) 5 days; or

                           (ii) any failure (other than a failure identified in clause (vi) below) on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 30 days after the earlier of (a) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (b) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                           (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                           (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                           (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency


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         or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                           (vi) any failure of the Master Servicer to make any Monthly Advance required to be made from its own funds pursuant to
         Section 4.03 or failure to make any payment required pursuant to
         Section 3.23 which continues unremedied until 12:00 p.m. New York time on the Business Day immediately following the date on which such Monthly Advance or payment is required to be made; or

                           (vii) a Servicing Termination Trigger has occurred and is continuing.

                  If a Servicing Termination Event described in clauses (i) through (v) and (vii) of this Section shall occur, then, and in each and every such case, so long as such Servicing Termination Event shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicing Termination Event described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account or any REO Account or Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Monthly Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a


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Servicing Termination Event (except for clause (vi) above) unless a Responsible
Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicing Termination Event is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  Furthermore, the Trustee, may by written notice to the Master Servicer, terminate all rights and obligations of the Master Servicer as and with the effect set forth in the second preceding paragraph, provided, the Rating Agencies' ratings of the Offered Certificates in effect immediately prior to such termination will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

                  Notwithstanding the foregoing, in the event of a Servicing Termination Event with respect to the Initial Master Servicer, the Subsequent Master Servicer shall become Master Servicer automatically and without further action by any of the parties hereto.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  (a) On and after the time the Master Servicer receives a notice of termination or the Master Servicer's term is not extended pursuant to
Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(a) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12), by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make Monthly Advances pursuant to Section 4.03 and to make payments in respect of Prepayment Interest Shortfalls pursuant to Section 3.23; PROVIDED, HOWEVER, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Monthly Advances pursuant to Section 4.03; and PROVIDED FURTHER, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Master Servicing Fees and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency (as evidenced written notification from each Rating Agency to the effect that the appointment of such institution will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A or Subordinate Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency) and having a net worth of not less


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than $15,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as herein above provided.

         In the event of a Servicing Termination Event, notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that upon delivery to the Trustee by First Union of a letter signed by the Subsequent Master Servicer within ten Business Days of when notification of such event shall have been provided to the Trustee, whereunder the Subsequent Master Servicer shall resign as Master Servicer under this Agreement, the Trustee shall appoint First Union or its designee as successor Master Servicer, provided that at the time of such appointment First Union or such designee meets the requirements of a successor Master Servicer set forth above and First Union agrees to be subject to the terms of this Agreement.

                  (b) If the Master Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of the Certificates and this Agreement (for purposes of this Section 7.02(b), a "Remittance") because the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the federal Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received a notice of termination under Section 7.01, advance the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee, can reasonably be expected to be ultimately recoverable from funds which are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition (the "Stayed Funds") and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; PROVIDED, HOWEVER, that nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.


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                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicing Termination Event or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicing Termination Event shall have been cured or waived.

                  SECTION 7.04. Waiver of Servicing Termination Events.

                  The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicing Termination Event hereunder may waive such default or Servicing Termination Event; PROVIDED, HOWEVER, that a default or Servicing Termination Event under clause (i) or (vi) of Section 7.01 may be waived, only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Servicing Termination Event, such default or Servicing Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicing Termination Event or impair any right consequent thereon except to the extent expressly so waived.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  The Trustee, prior to the occurrence of a Servicing Termination Event and after the curing of all Servicing Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Servicing Termination Event, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) Prior to the occurrence of a Servicing Termination Event, and after the curing of all such Servicing Termination Events which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place


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of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  Whether or not expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section.

                  SECTION 8.02. Certain Matters Affecting the Trustee.

                  (a) Except as otherwise provided in Section 8.01:

                                    (i) The Trustee may request and rely upon
                  and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                                    (ii) The Trustee may consult with counsel
                  and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                                    (iii) The Trustee shall be under no
                  obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicing Termination Event (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                                    (iv) The Trustee shall not be personally
                  liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                                    (v) Prior to the occurrence of a Servicing
                  Termination Event hereunder and after the curing of all Servicing Termination Events which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document,


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                  unless requested in writing to do so by Holders of
                  Certificates entitled to at least 25% of the Voting Rights; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

                                    (vi) The Trustee may execute any of the
                  trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and may in all cases pay such reasonable compensation as it deems proper to all such agents and attorneys reasonably employed or retained by it;

                                    (vii) The Trustee shall not be personally
                  liable for any loss resulting from the investment of funds held in any Investment Account at the direction of the Master Servicer pursuant to Section 3.12, or for any loss resulting from the redemption or sale of any such investment as therein authorized;

                                    (viii) The Trustee is not required to expend
                  or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability or the payment of its fees and expenses is not reasonably assured to it;

                                    (ix) The Trustee is not required to take
                  notice or deemed to have notice of any Servicing Termination Event hereunder, except Servicing Termination Events under
                  Section 7.01(i) and 7.01(vi) hereof, unless a Responsible Officer of the Trustee has received notice in writing of such Servicing Termination Event from the Depositor or from the Holders of Certificates entitled to at least 25% of the Voting Rights, and in the absence of any such notice, the Trustee may conclusively assume that no such Servicing Termination Event exists;

                                    (x) The Trustee is not required to give any
                  bond or surety with respect to the performance of its duties or the exercise of its powers under this Agreement;

                                    (xi) In the event the Trustee receives
                  inconsistent or conflicting requests and indemnity from two or more groups of Holders of Certificates, each representing less than a majority in Voting Rights for the Certificates outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken;

                                    (xii) The Trustee's immunities and
                  protections from liability and its right compensation in connection with the performance of its duties under this


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                  Agreement shall extend to the Trustee's officers, directors, agents and employees, and shall survive the Trustee's resignation or removal and final payment of the Certificates; and

                                    (xiii) Except for information provided by
                  the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Certificates, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Certificates.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, may be enforced against third parties or otherwise, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  SECTION 8.03. Trustee Not Liable for Certificates or Mortgage
                                Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in
Article II and the representations and warranties of the Trustee in Section 8.12) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10.

                  SECTION 8.04. Trustee May Own Certificates.

                  The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  SECTION 8.05. Trustee's Fees and Expenses.

                  The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee and, to the extent that the funds therein are at anytime insufficient for such purpose, the Master Servicer shall pay such fees. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by REMIC I and held harmless against any loss, liability or expense (including reasonable fees and expenses of its


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counsel, but not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee pursuant to
Article XI or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article XI hereof. In the event the Trustee incurs expenses or renders services in any proceedings which result from the occurrence or continuance of a Servicing Termination Event under
Section 7.01(iii), (iv) or (v) hereof, or from the occurrence of any event which, by virtue of the passage of time, would become such a Servicing Termination Event, the expenses so incurred and compensation for services so rendered are intended to constitute expenses of administration under the United States Bankruptcy Code or equivalent law. The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising in respect of such Master Servicer's acts or omissions in connection with this Agreement and the Mortgage Loans serviced by such Master Servicer. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any indemnity payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  SECTION 8.07. Resignation and Removal of the Trustee.

                  The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Master Servicer and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such


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notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Depositor shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08. Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section


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8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates (including any shadow rating thereof) by either Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10  Appointment of Co-Trustee or Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicing Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations


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(including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 8.11. Appointment of Office or Agency.

                  The Trustee will maintain or appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.

                  SECTION 8.12. Representations and Warranties of the Trustee.

                  The Trustee hereby represents and warrants to the Master Servicer and the Depositor as of the Closing Date, that:

                            (i) The Trustee is a banking corporation duly
                  organized, validly existing and in good standing under the laws of the State of New York.

                            (ii) The execution and delivery of this Agreement by
                  the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                            (iii) The Trustee has the full power and authority
                  to enter into and consummate all transactions contemplated by this Agreement, has duly authorized


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                  the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                            (iv) This Agreement, assuming due authorization,
                  execution and delivery by the Master Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                            (v) The Trustee is not in violation of, and its
                  execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                            (vi) No litigation is pending or, to the best of the
                  Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement.

                  SECTION 8.13. Appointment of Custodians.

                  The Trustee may, with the consent of the Master Servicer and the Depositor, appoint one or more Custodians who are not Affiliates of the Depositor, the Master Servicer or any Mortgage Loan Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 12.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.13. The Master Servicer and the Depositor consent to the appointment of Bankers Trust Company of California, N.A. as Custodian on the Closing Date. The Master Servicer will indemnify and hold harmless the Trustee, its directors, officers, employees and agents for any liability, loss, expense or cost resulting from any act or omission of any Custodian appointed with the consent of the Master Servicer.



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                                   ARTICLE IX

                                   [RESERVED]






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                                    ARTICLE X

                                   TERMINATION


                  SECTION 10.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

                  Subject to Section 10.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments in respect of the REMIC I Regular Interests, the REMIC II Regular Interest or the Classes of Certificates as hereafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of REMIC I (as determined by the Terminator and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 10.01) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The holder of the largest Percentage Interest of the Residual Certificates shall have the right and, to the extent the holder of the largest Percentage Interest of the Residual Certificates fails to exercise such right, the Master Servicer shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; PROVIDED, HOWEVER, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the sum of (A) the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in REMIC I and (B) any amounts on deposit in the Pre-Funding Account at the time of such election is equal to or less than 10% of the sum of the Cut-off Date Pool Principal Balance and the Original Pre-Funded Amount.

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of


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the Mortgage Loans and each REO Property by the Terminator, not earlier than the
15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated,
(ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the accrual period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described purchase price. Upon certification to the Trustee by a Servicing Officer of the making of such final deposit, the Trustee and any Custodian shall promptly release to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with
Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section
10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, contact the remaining related non-tendering Certificateholders concerning surrender of their Certificates in the manner reasonably specified to the Trustee by the Master Servicer in writing. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in trust for such Certificateholders. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the Holders thereof and the Master Servicer shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 10.01.


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                  Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

                  SECTION 10.02 Additional Termination Requirements

                  (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                            (i) The Trustee shall specify the first day in the
                  90-day liquidation period in a statement attached to REMIC I's, REMIC II's and REMIC III's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                            (ii) During such 90-day liquidation period, and at
                  or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

                            (iii) At the time of the making of the final payment
                  on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the Terminator's expense, the Majority Class R Certificateholder shall prepare the documentation required in connection with the adoption of a plan of liquidation of each of REMIC I, REMIC II and REMIC III pursuant to this Section 10.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I, REMIC II and REMIC II which authorization shall be binding upon all successor Certificateholders.


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                                   ARTICLE XI

                                REMIC PROVISIONS

                  SECTION 11.01. REMIC Administration.

                  (a) The Trustee shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Certificates shall be designated as the Residual Interests in REMIC I. The REMIC II Regular Interests shall be designated as the Regular Interests in REMIC II and the Class R-II Certificates shall be designated as the Residual Interests in REMIC II. The Class A Certificates, the Subordinate Certificates and the Class C Certificates shall be designated as the Regular Interests in REMIC III and the Class R-III Certificates shall be designated as the Residual Interests in REMIC III. The Trustee shall not permit the creation of any "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the REMIC II Regular Interests and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay, with right of reimbursement pursuant to Section 3.11(xi) hereunder, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any of REMIC I, REMIC II or REMIC III that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel; provided, however, that any such Opinion of Counsel, other than an opinion requested by the Trustee pursuant to Section 8.02(a), shall not be at the expense of the Trustee. The Trustee, as agent for all of REMIC I's, REMIC II's and REMIC III's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any of REMIC I, REMIC II or REMIC III and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.



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                  (d) The Trustee shall prepare, sign and file all of the Tax
Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

                  (e) The Trustee shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of REMIC I, REMIC II and REMIC
III. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Trustee shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of REMIC I, REMIC II or REMIC III as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any of REMIC I, REMIC II or REMIC III, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III or the respective assets of each, or causing REMIC I, REMIC II or REMIC III to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I, REMIC II or REMIC III, and the Master Servicer shall not take any such action or cause any of REMIC I, REMIC II or REMIC III to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of REMIC I, REMIC II and REMIC III will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (ii) to the Master Servicer pursuant to
Section 11.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article XI, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15 of each calendar year, commencing April 15, 1999, the Trustee shall deliver to the Master Servicer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article XI.

                  (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

                  (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to any of REMIC I, REMIC II or REMIC III other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel, at the expense of the party seeking to make such contributions or to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 11.02. Prohibited Transactions and Activities.

                  None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), nor acquire any assets for any of REMIC I, REMIC II or REMIC III (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any of REMIC I, REMIC II or REMIC III after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any of REMIC I, REMIC II or REMIC III as a REMIC or (b) cause any of REMIC I, REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 11.03. Master Servicer and Trustee Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Article XI.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article XI.


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



                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

                  SECTION 12.01. Amendment.

                  This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, but without the consent of any of the Certificateholders, (i) to cure any ambiguity, to correct any defect or to give effect to the expectations of Holders, (ii) to correct, modify or supplement any provisions herein, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder , PROVIDED, FURTHER, that if the Person requesting such amendment delivers to the Trustee written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to revise or withdraw its then current rating or shadow rating of the Class A Certificates, such amendment will be deemed to not adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required.

                  This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any such amendment with the consent of Holders the Trustee shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

                  The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 12.02. Recordation of Agreement; Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel at the expense of the Certificateholders, to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 12.03. Limitation on Rights of Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided and such default would not result in a claim under the Policy, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 12.04. GOVERNING LAW.

                  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH
LAWS.

                  SECTION 12.05. Notices.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, addressed as follows:

              To the Depositor:      Merrill Lynch Mortgage Investors, Inc.
                                     World Financial Center
                                     New York, NY 10281
                                     Attention:   General Counsel's Office
                                     Telephone:  (212) 449-1000
                                     Telecopier:  (212) 449-5559

              To the Initial
              Master Servicer and
              Mortgage Loan Seller:  Golden National Mortgage Banking Corp.
                                     One Huntington Quadrangle, CW, 3rd Floor
                                     Melville, NY  11747

                                     Attention:  Chief Operating Officer
                                     Telephone:  (516) 249-2100
                                     Telecopier: (516) 353-4112
              To the Subsequent
              Master Servicer:       Litton Loan Servicing LP
                                     5373 W Alabama, Suite 600
                                     Houston, TX  77056

                                     Attention: Janice McClure
                                     Telephone: (800) 888-9646
                                     Telecopier:(713) 960-0539

              To the Trustee:        THE CHASE MANHATTAN BANK
                                     450 West 33rd Street, 8th Floor
                                     New York, New York 10001
                                     Attention: Structured Finance Services
                                     Telephone: (212) 946-7600
                                     Telecopier:(212) 946-8191

                  Any party hereto may change the address, telephone number or telecopier number by notice to the other parties hereto in accordance with the terms hereof. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

         SECTION 12.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 12.07. Notice to Rating Agencies.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                        1. Any material change or amendment to this Agreement;

                        2. The occurrence of any Servicing Termination Event that has not been cured or waived;

                        3. The resignation or termination of the Master Servicer or the Trustee;

                        4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                        5. The final payment to the Holders of any Class of Certificates;

                        6. Any change in the location of the Collection Account or the Distribution Account; and

                        7. Any event that would result in the inability of the Trustee to make advances regarding delinquent mortgage loans.

                  In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.02 and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                        1. Each annual statement as to compliance described in Section 3.19; and

                        2. Each annual independent public accountants' servicing report described in Section 3.20.

                  Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and to Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 12.08. Article and Section References

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 12.09. Confirmation of Intent

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the other assets constituting the Trust Fund by the Depositor to the Trustee as contemplated by this Agreement be, and be treated for all purposes as, a sale by the Depositor to the Trustee of the Mortgage Loans and other assets constituting the Trust Fund. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and the other assets constituting the Trust Fund by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the other assets constituting the Trust Fund are held to continue to be property of the Depositor then (a) the Agreement shall also be deemed to b e a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code;
(b) the transfer of the Mortgage Loans and the other assets constituting the Trust Fund provided for herein shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and the other assets constituting the Trust Fund and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Trustee, or the Custodian on its behalf, of Mortgage Loans and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9--305 of the Uniform Commercial Code; and (d) notifications to persons holding such property, acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Master Servicer and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other assets constituting the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the term of this Agreement.

                  IN WITNESS WHEREOF, the Depositor, the Initial Master Servicer, the Subsequent Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                           MERRILL LYNCH MORTGAGE INVESTORS,
                                           INC.,
                                                  as Depositor

                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________


                                           GOLDEN NATIONAL MORTGAGE BANKING
                                           CORP.
                                                  as Initial Master Servicer


                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________


                                           LITTON LOAN SERVICING LP,
                                                  as Subsequent Master Servicer


                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________


                                           THE CHASE MANHATTAN BANK,
                                                  as Trustee


                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________

STATE OF _______________________)
                                ) ss.:
COUNTY OF_______________________)

                  On the 29th day of October 1998, before me, a notary public in and for said State, personally appeared , known to me to be the ___________ of Merrill Lynch Mortgage Investors, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  _________________________
                                                  Notary Public

[Notarial Seal]

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

                  On the 30th day of October 1998, before me, a notary public in and for said State, personally appeared _____________, known to me to be the ________________________ of Golden National Mortgage Banking Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                       ____________________
                                                       Notary Public
[Notarial Seal]

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

                  On the 29th day of October 1998, before me, a notary public in and for said State, personally appeared _____________, known to me to be the ________________________ of Litton Loan Servicing LP, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                       ___________________
                                                       Notary Public
[Notarial Seal]

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

                  On the 30th day of October 1998, before me, a notary public in and for said State, personally appeared _________, known to me to be a _________ of The Chase Manhattan Bank, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                  __________________________
                                                  Notary Public
[Notarial Seal]

                                   EXHIBIT A-1

                                 GOLDEN NATIONAL
                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                            SERIES 1998-GN3, CLASS A

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").



Series 1998-GN3, Class A                      Class Certificate Balance of the Class A
                                              Certificates as of the Closing Date:
Pass-Through Rate: ____%                      $_____________

Date of Pooling and Servicing Agreement and   Denomination (Notional Amount):
Cut-off Date: October 1, 1998                 $_____________

First Distribution Date: November 25, 1998    Initial Master Servicer:  Golden National
                                              Mortgage Banking Corp.
No. 1
                                              Subsequent Master Servicer: Litton Loan
                                              Servicing LP

                                              Trustee:  The Chase Manhattan Bank

                                              Closing Date: October 30, 1998

                                              CUSIP:



      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN BELOW.

                     MORTGAGE LOAN ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                     GOLDEN NATIONAL MORTGAGE BANKING CORP.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GOLDEN NATIONAL MORTGAGE BANKING CORP., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Cede & Co. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the Class Certificate Balance of the Class A Certificates) in that certain beneficial ownership interest evidenced by all the Class A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A Certificates the aggregate initial Certificate Principal Balance of which is in excess of $1,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class A Certificates.

            The Class A Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee or the Certificate Registrar may treat the

Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the Original Pre-Funded Amount at the time of purchase being 10% or less of the Cut-off Date Pool Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October 30, 1998

                                        THE CHASE MANHATTAN BANK, as Trustee


                                        By:____________________________
                                                 Authorized Officer



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Class A Certificates referred to in the within-mentioned Agreement.


                                        THE CHASE MANHATTAN BANK, as Certificate
                                        Registrar


                                        By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                           ------------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN  - as joint tenants with right                        _________________
          if survivorship and not as                              (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________________
_______________________________________________________________________________
a Percentage Interest equal to ____% evidenced by the within Asset-Backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.

Dated:

                                         _____________________________________
                                         Signature by or on behalf of assignor

                                         _____________________________________
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________
_______________________________________________________________________________
for the account of _______________________________, account number ____________
_________________,
or, if mailed by check, to ___________________________________________________.
Applicable statements should be mailed to _____________________________________
This information is provided by ______________________________________________, the assignee named above, or ___________________________________, as its agent.

                                   EXHIBIT A-2
                                   -----------

                                 GOLDEN NATIONAL
                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                           SERIES 1998-GN3, CLASS M-1

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").


Series 1998-GN3, Class M-1                    Class Certificate Balance of the Class M-1
                                              Certificates as of the Closing Date:
Pass-Through Rate: ____% (Subject to the      $_____________
Available Funds Cap)
                                              Denomination:  $______________
Date of Pooling and Servicing Agreement and
Cut-off Date: October 1, 1998                 Initial Master Servicer:  Golden National
                                              Mortgage Banking Corp.
First Distribution Date: November 25, 1998
                                              Subsequent Master Servicer: Litton Loan
No. 1                                         Servicing LP

                                              Trustee:  The Chase Manhattan Bank

                                              Closing Date: October 30, 1998

                                              CUSIP:

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN BELOW.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE

      RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN
      SECTION 5.02 OF THE AGREEMENT AND HEREIN.
                     MORTGAGE LOAN ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                     GOLDEN NATIONAL MORTGAGE BANKING CORP.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GOLDEN NATIONAL MORTGAGE BANKING CORP., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the Class Certificate Balance of the Class M-1 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-1 Certificates the aggregate initial Certificate Principal Balance of which is in excess of $1,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-1 Certificates.

            The Class M-1 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            Except as provided in Section 5.02 of the Agreement, no transfer of this Certificate or any ownership interest therein shall be made.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, any Master Servicer, any Servicer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Servicer, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the Original Pre-Funded Amount at the time of purchase being 10% or less of the Cut-off Date Pool Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October 30, 1998

                                        THE CHASE MANHATTAN BANK, as Trustee


                                        By:____________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class M-1 Certificates referred to in the within-mentioned Agreement.

                                        THE CHASE MANHATTAN BANK, as Certificate
                                        Registrar


                                        By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                           ------------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN  - as joint tenants with right                        _________________
          if survivorship and not as                              (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________
________________________________________________________________________
_________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)______________________________________
_________________
________________________________________________________________________
__________
a Percentage Interest equal to ____% evidenced by the within Asset-Backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
____.

Dated:

                                         _____________________________________
                                         Signature by or on behalf of assignor

                                         _____________________________________
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________
_________________
___________________________________________________________________________
_________________
for the account of _______________________________, account number ________
_________________,&
or, if mailed by check, to ____________________________________________________
_____.
Applicable statements should be mailed to _________________________________
_________________
This information is provided by _______________________________________________
_____,
the assignee named above, or ___________________________________, as its agent.

                                   EXHIBIT A-3
                                   -----------

                                 GOLDEN NATIONAL
                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                           SERIES 1998-GN3, CLASS M-2

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% CONSTANT PREPAYMENT RATE, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $100,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ______% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $100,000 OF INITIAL NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]


Series 1998-GN3, Class M-2                    Class Certificate Balance of the Class M-2
                                              Certificates as of the Closing Date:
Pass-Through Rate: ____% (Subject to the      $_______________
Available Funds Cap)
                                              Denomination:  $______________
Date of Pooling and Servicing Agreement and
Cut-off Date: October 1, 1998                 Initial Master Servicer:  Golden National
                                              Mortgage Banking Corp.
First Distribution Date: November 25, 1998
                                              Subsequent Master Servicer: Litton Loan
No. 1                                         Servicing LP

                                              Trustee:  The Chase Manhattan Bank

                                              Closing Date: October 30, 1998

                                              CUSIP:

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH

      HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN BELOW.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 5.02 OF THE AGREEMENT AND HEREIN.

                     MORTGAGE LOAN ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                     GOLDEN NATIONAL MORTGAGE BANKING CORP.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GOLDEN NATIONAL MORTGAGE BANKING CORP., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the Class Certificate Balance of the Class M-2 Certificates) in that certain beneficial ownership interest evidenced by all the Class M-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M-2 Certificates the aggregate initial Certificate Principal Balance of which is in excess of $1,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class M-2 Certificates.

            The Class M-2 Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the

Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            Except as provided in Section 5.02 of the Agreement, no transfer of this Certificate or any ownership interest therein shall be made.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the Original Pre-Funded Amount at the time of purchase being 10% or less of the Cut-off Date Pool Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October 30, 1998

                                        THE CHASE MANHATTAN BANK, as Trustee


                                        By:____________________________
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Class M-2 Certificates referred to in the within-mentioned Agreement.

                                        THE CHASE MANHATTAN BANK, as Certificate
                                        Registrar


                                        By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                           ------------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN  - as joint tenants with right                        _________________
          if survivorship and not as                              (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________
____________________________________________________________________
_________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)__________________________________
_________________
____________________________________________________________________
____________
a Percentage Interest equal to ____% evidenced by the within Asset-Backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
____.

Dated:

                                         _____________________________________
                                         Signature by or on behalf of assignor

                                         _____________________________________
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________
_________________
__________________________________________________________________________
____________
for the account of _______________________________, account number _______
____________,
or, if mailed by check, to ____________________________________________________
_____.
Applicable statements should be mailed to ________________________________
_________________
This information is provided by _______________________________________________
_____,
the assignee named above, or ___________________________________, as its agent.

                                   EXHIBIT A-4
                                   -----------

                                 GOLDEN NATIONAL
                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                            SERIES 1998-GN3, CLASS B

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% CONSTANT PREPAYMENT RATE, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $100,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ______% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $100,000 OF INITIAL NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]


Series 1998-GN3, Class B                      Class Certificate Balance of the Class B
                                              Certificates as of the Closing Date:
Pass-Through Rate: ____% (Subject to the      $_____________
Available Funds Cap)
                                              Denomination:  $______________
Date of Pooling and Servicing Agreement and
Cut-off Date: October 1, 1998                 Initial Master Servicer:  Golden National
                                              Mortgage Banking Corp.
First Distribution Date: November 25, 1998
                                              Subsequent Master Servicer: Litton Loan
No. 1                                         Servicing LP

                                              Trustee:  The Chase Manhattan Bank

                                              Closing Date: October 30, 1998

                                              CUSIP:

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN BELOW.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 5.02 OF THE AGREEMENT AND HEREIN.
                     MORTGAGE LOAN ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                     GOLDEN NATIONAL MORTGAGE BANKING CORP.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GOLDEN NATIONAL MORTGAGE BANKING CORP., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that _____________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the Class Certificate Balance of the Class B Certificates) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B Certificates the aggregate initial Certificate Principal Balance of which is in excess of $1,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class B Certificates.

            The Class B Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the

Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            Except as provided in Section 5.02 of the Agreement, no transfer of this Certificate or any ownership interest therein shall be made.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the Original Pre-Funded Amount at the time of purchase being 10% or less of the Cut-off Date Pool Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October 30, 1998


                                        THE CHASE MANHATTAN BANK, as Trustee


                                        By:____________________________
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Class B Certificates referred to in the within-mentioned Agreement.


                                        THE CHASE MANHATTAN BANK, as Certificate
                                        Registrar


                                        By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                           ------------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN  - as joint tenants with right                        _________________
          if survivorship and not as                              (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________
_______________________________________________________________________
________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________
________________
_______________________________________________________________________
___________
a Percentage Interest equal to ____% evidenced by the within Asset-Backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.

Dated:

                                         _____________________________________
                                         Signature by or on behalf of assignor

                                         _____________________________________
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________
________________
____________________________________________________________________________
__________
for the account of _______________________________, account number _________
__________,
or, if mailed by check, to ____________________________________________________
_____.
Applicable statements should be mailed to __________________________________
___________
This information is provided by _______________________________________________
_____,
the assignee named above, or ___________________________________, as its agent.

                                   EXHIBIT A-5
                                   -----------

                                 GOLDEN NATIONAL
                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                            SERIES 1998-GN3, CLASS C

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% CONSTANT PREPAYMENT RATE, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $100,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ______% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $100,000 OF INITIAL NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

      THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 5.02 OF THE AGREEMENT AND HEREIN.

Series 1998-GN3, Class C                      Class Certificate Balance of the Class C
                                              Certificates as of the Closing Date:
Variable Pass-Through Rate                    $_______________

Date of Pooling and Servicing Agreement and   Denomination:  $______________
Cut-off Date: October 1, 1998
                                              Initial Master Servicer:  Golden National
First Distribution Date: November 25, 1998    Mortgage Banking Corp.

No. 1                                         Subsequent Master Servicer: Litton Loan
                                              Servicing LP
Aggregate Notional Amount of the Class C
Certificates as of the Closing Date:          Trustee:  The Chase Manhattan Bank
$__________________
                                              Closing Date: October 30, 1998

      DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN BELOW.

                     MORTGAGE LOAN ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                     GOLDEN NATIONAL MORTGAGE BANKING CORP.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GOLDEN NATIONAL MORTGAGE BANKING CORP., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Golden National Mortgage Finance Corporation is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the Class Certificate Balance of the Class C Certificates) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class C Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class C Certificates the aggregate initial Certificate Principal Balance of which is in excess of $1,000,000, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class C Certificates.

            The Class C Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            Except as provided in Sections 5.02 of the Agreement, no transfer of this Certificate or any ownership interest therein shall be made.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the Original Pre-Funded Amount at the time of purchase being 10% or less of the Cut-off Date Pool Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October 30, 1998


                                        THE CHASE MANHATTAN BANK, as Trustee


                                        By:____________________________
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.


                                        THE CHASE MANHATTAN BANK, as Certificate
                                        Registrar


                                        By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                           ------------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN  - as joint tenants with right                        _________________
          if survivorship and not as                              (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________
_______________________________________________________________________
_________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________
_________________
_______________________________________________________________________
_________
a Percentage Interest equal to ____% evidenced by the within Asset-Backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________.

Dated:

                                        _____________________________________
                                        Signature by or on behalf of assignor

                                        _____________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________
_________________
___________________________________________________________________________
_________
for the account of _______________________________, account number ________
_________,
or, if mailed by check, to ___________________________________________________.
____.
Applicable statements should be mailed to _________________________________
__________
This information is provided by ______________________________________________,
____,
the assignee named above, or ___________________________________, as its agent.

                                   EXHIBIT A-6
                                   -----------

                                 GOLDEN NATIONAL
                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                   SERIES 1998-GN3, CLASS [R-I] [R-II] [R-III]

      THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

      SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

      THIS CLASS [R-I] [R-II] [R-III] CERTIFICATE IS SUBORDINATE TO THE OFFERED CERTIFICATES AND THE CLASS C CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS [R-I] [R-II] [R-III] CERTIFICATE WILL NOT BE ENTITLED TO PAYMENTS UNTIL SUCH TIME AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      THIS CLASS [R-I] [R-II] [R-III] CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION THAT DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 5.02 OF THE AGREEMENT AND HEREIN.

      ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS [R-I] [RII] [R-III] CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES
      (1) AN AFFIDAVIT TO THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY

      FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (D) ANY "ELECTING LARGE PARTNERSHIP" (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR (F) A NON-UNITED STATES PERSON AND (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS [R-I] [R-II] [R-III] CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS [R-I] [R-II] [R-III] CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF
      SECTION 5.02(D) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CLASS R CERTIFICATE.



Series 1998-GN3, Class [R-I] [R-II] [R-III]   Initial Master Servicer:  Golden National
                                              Mortgage Banking Corp.
Date of Pooling and Servicing Agreement and
Cut-off Date: October 1, 1998                 Subsequent Master Servicer: Litton Loan
                                              Servicing LP
First Distribution Date: November 25, 1998
No. 1                                         Trustee: The Chase Manhattan Bank

Percentage Interest: _____%                   Closing Date: October 30, 1998

                     MORTGAGE LOAN ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund consisting primarily of a pool of conventional one- to four-family first mortgage loans formed and sold by

                     GOLDEN NATIONAL MORTGAGE BANKING CORP.

      THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GOLDEN NATIONAL MORTGAGE BANKING CORP., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

            This certifies that Golden National Mortgage Finance Corporation is the registered owner of a Percentage Interest set forth above in that certain beneficial ownership interest evidenced by all the Class [R-I] [R-II] [R-III] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), from funds in the Distribution Account in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [R-I] [R-II] [R-III] Certificates on such Distribution Date pursuant to the Agreement.

            All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [R-I] [R-II] [R-III] Certificates the aggregate Percentage Interest of which is in excess of a 66% Percentage Interest of the Class [R-I] [R-II] [R-III] Certificates, or by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, provided that the Trustee may deduct a reasonable wire transfer fee from any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest specified on the face hereof.

            The Class [R-I] [R-II] [R-III] Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            Except as provided in Sections 5.02 of the Agreement, no transfer of this Certificate or any ownership interest therein shall be made.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed for all purposes to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the REMIC Trust to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC Trust.

            No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, any Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the Original Pre-Funded Amount at the time of purchase being 10% or less of the Cut-off Date Pool Balance.

            The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October 30, 1998

                                        THE CHASE MANHATTAN BANK, as Trustee


                                        By:__________________________________
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

            This is one of the Class [R-I] [R-II] [R-III] Certificates referred to in the within-mentioned Agreement.

                                        THE CHASE MANHATTAN BANK, as Certificate
                                        Registrar


                                        By:__________________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - Custodian
                                                           ------------
                                                             (Cust) (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act

JT TEN  - as joint tenants with right                        _________________
          if survivorship and not as                              (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________
_______________________________________________________________________
_________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)_____________________________________
_______________________________________________________________________
_________
a Percentage Interest equal to ____% evidenced by the within Asset-Backed Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
_____.

Dated:

                                         _____________________________________
                                         Signature by or on behalf of assignor

                                         _____________________________________
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________
___________________________________________________________________________
_________________
for the account of _______________________________, account number ________
___________
or, if mailed by check, to ____________________________________________________
______.
Applicable statements should be mailed to      ________________________________
_________
_______________________________________________________________________________
_________
This information is provided by _______________________________________________
_________
the assignee named above, or ___________________________________, as its agent.

                                   EXHIBIT B-1
                                   -----------

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION


                                                        _________________ , 1998

Merrill Lynch Mortgage Investors, Inc.
North Tower
World Financial Center
New York, New York  10281

[Master Servicer]

                  Re: Pooling and Servicing Agreement, dated as of October 1, 1998, among Merrill Lynch Mortgage Investors, Inc., Golden National Mortgage Banking Corp., Litton Loan Servicing LP and The Chase Manhattan Bank - Mortgage Loan Asset Backed Certificates, Series 1998-GN3
                        -------------------------------------------------------

Ladies and Gentlemen:

      Pursuant to Section 2.02 of the Agreement, we certify that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered by this certification), (i) the Mortgage Note included in each Mortgage File required to be delivered to us pursuant to the Agreement is in our possession and (ii) such Mortgage Note has been reviewed by us and appears regular on its face and relates to such Mortgage Loan.

      Attached is the Trustee's preliminary exceptions in accordance with
Section 2.02 of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                              THE CHASE MANHATTAN BANK,
                                                   as Trustee


                                              By:________________________
                                              Name:______________________
                                              Title:_____________________

                                   EXHIBIT B-2
                                   -----------

                       FORM OF TRUSTEE FINAL CERTIFICATION



                                                       __________________ , 1998


Merrill Lynch Mortgage Investors, Inc.
North Tower
World Financial Center
New York, New York  10281

[Master Servicer]

                  Re: Pooling and Servicing Agreement, dated as of October 1, 1998, among Merrill Lynch Mortgage Investors, Inc., Golden National Mortgage Banking Corp., Litton Loan Servicing LP and The Chase Manhattan Bank - Mortgage Loan Asset Backed Certificates, Series 1998-GN3
                        -------------------------------------------------------

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

                        (i) the original recorded Mortgage, and the original
            recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, or a certified copy thereof in those instances where the public recording office retains the original or where the original has been lost;

                        (ii) an original recorded Assignment of the Mortgage to
            the Trustee together with the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator, or a certified copy of such Assignments in those instances where the public recording retains the original or where original has been lost; and

                        (iii) the original lender's title insurance policy.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                              THE CHASE MANHATTAN BANK,
                                                    as Trustee


                                              By:________________________
                                              Name:______________________
                                              Title:_____________________

                                    EXHIBIT C
                                    ---------

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT
                            [Available Upon Request]

                                   EXHIBIT D-1
                                   -----------

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information
----------------

Name of Mortgagor:           _______________________

Master Servicer

Loan No.:                    _______________________

Trustee/Custodian
-----------------

Name:                        The Chase Manhattan Bank

Address:                     450 West 33rd Street, 15th Floor, New York, NY
                             10001-2697

Trustee/Custodian

Mortgage File No.:           _______________________

Depositor
---------

Name:                        MERRILL LYNCH MORTGAGE INVESTORS, INC.

Address:                     250 Vesey Street, World Financial Center, North
                             Tower, New York, NY 10281

Certificates:                Mortgage Loan Asset
                             Certificates, Series 1998-GN3.

            The undersigned Servicer hereby acknowledges that it has received from The Chase Manhattan Bank, as Trustee for the Holders of Mortgage Loan Asset Backed Certificates, Series 1998-GN3, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of October 1, 1998, among the Trustee, the Depositor, the Initial Master Servicer and the Subsequent Master Servicer (the "Pooling and Servicing Agreement").

( ) Promissory Note dated _______________, 19__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage recorded on _________________________ as instrument no.
      ____________________ in the County Recorder's Office of the County of
      _________________, State of __________________ in book/reel/docket
      _________________ of official records at page/image _____________.

( )   Deed of Trust recorded on ___________________ as instrument no.
      ________________ in the County Recorder's Office of the County of
      _________________, State of ____________________ in book/reel/docket
      _________________ of official records at page/image ______________.

( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      ___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________
      in book/reel/docket ____________ of official records at page/image
      ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

( )   ________________________________________________

( )   ________________________________________________

( )   ________________________________________________

( )   ________________________________________________

            The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:
                                     [MASTER SERVICER]


                                     By:_____________________________
                                     Name:___________________________
                                     Title:__________________________

                                   EXHIBIT D-2
                                   -----------

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                     MORTGAGE LOAN ASSET BACKED CERTIFICATES
                                 SERIES 1998-GN3


____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:_______________________    BORROWER'S NAME:________________________

COUNTY: ___________________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

                                     DATED:

/  /   VICE PRESIDENT

/  /   ASSISTANT VICE PRESIDENT

                                   EXHIBIT E-1
                                   -----------

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF         )
                 : ss.:
COUNTY OF )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Loan Asset Backed Certificates, Series 1998-GN3, Class [R-I][R-II][R-III] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

            2. That the Owner (i) is not and will not be as of October 30, 1998 a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") or an "electing large partnership" within the meaning of Section 775 of the Code, (ii) will endeavor to remain other than a disqualified organization and an electing large partnership for so long as it retains its ownership in the Class [R-I][R-II][R-III] Certificates, and (iii) is acquiring the Class [R-I][R-II][R-III] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

            3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class [R-I][R-II][R-III] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R-I][R-II][R-III] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I][R-II][R-III] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class [R-I][R-II][R-III] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. That the Owner is aware that the Trustee will not register the transfer of any Class [R-I][R-II][R-III] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

            6. That the Owner has reviewed the restrictions set forth on the face of the Class [R- I][R-II][R-III] Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class [R-I][R-II][R-III] Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

            7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I][R-II][R-III] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

            8. The Owner's Taxpayer Identification Number is ______________.

            9. This affidavit and agreement relates only to the Class [R-I][R-II][R-III] Certificates held by the Owner and not to any other holder of the Class [R-I][R-II][R-III] Certificates. The Owner understands that the liabilities described herein relate only to the Class [R- I][R-II][R-III] Certificates.

            10. That no purpose of the Owner relating to the transfer of any of the Class [R-I][R- II][R-III] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

            11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R-I][R-II][R-III] Certificates that the Owner intends to pay taxes associated with holding such Class [R-I][R-II][R-III] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I][R-II][R-III] Certificates.

            12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R-I][R-II][R-III] Certificates remain outstanding.

            13. The Owner is a citizen or resident of the United States, a corporation, partnership (including an entity treated as a corporation or partnership for federal income tax purposes) or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except in the case of a partnership, to the extent provided in regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Code.

            14. The Owner hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicers that the following statements in (a) or (b) are accurate: (a) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA; or

            (b) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds ("Source") being used by the Purchaser to acquire the Certificates, each of the following statements are accurate: (a) the Purchaser is an insurance company; (b) the Source is assets of the Purchaser's "general account;" (c) the conditions set forth in Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and (d) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

            (c) The Owner will provide the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

            In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicers that the Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a), (b) or (c) above.

            Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                       [NAME OF OWNER]


                                       By:_____________________________________
                                       [Name of Officer]
                                       [Title of Officer]
[Corporate Seal]

ATTEST:


_________________________________
[Assistant] Secretary



            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

            Subscribed and sworn before me this ____ day of _____________, 199__.




                                       NOTARY PUBLIC

                                       COUNTY OF ______________________________
                                       STATE OF _______________________________
                                       My Commission expires the ____ day of
                                       _______________, 19__.

                                   EXHIBIT E-2
                                   -----------

                         FORM OF TRANSFEROR CERTIFICATE


                                                        __________________, 19__


Merrill Lynch Mortgage Investors, Inc.
World Financial Center
North Tower
New York, New York 10281

The Chase Manhattan Bank
450 West 33rd Street, 8th Floor
New York, New York 10001-2697

Attention: Golden National Mortgage Banking Corp. Series 1998-GN3

                  Re: Mortgage Loan Asset Backed Certificates, Series 1998-GN3, Class [R-I][R-II][R-III]
                          -----------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________________ (the "Seller") to ____________________________ (the
"Purchaser") of $_____________ Initial Certificate Principal Balance of Mortgage Loan Asset Backed Certificates, Series 1998-GN3, Class [R-I][R-II][R-III] (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 1998 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Company"), Golden National Mortgage Banking Corp., as initial master servicer, Litton Loan Servicing LP, as subsequent master servicer and The Chase Manhattan Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

            1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

            2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicers a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit E-1. The Seller does not know or believe that any representation contained therein is false.

            3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section

1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [R-I][R-II][R-III] Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

            4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                       Very truly yours,



                                       ________________________________________
                                       (Seller)


                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________

                                    EXHIBIT F
                                    ---------

                     FORM OF INVESTOR REPRESENTATION LETTER

                              ______________, 19__


Merrill Lynch Mortgage Investors, Inc.
World Financial Center
North Tower
New York, New York 10281

The Chase Manhattan Bank
450 West 33rd Street, 8th Floor
New York, New York 10001-2697

[Master Servicer]

Attention: Golden National Mortgage Banking Corp. Series 1998-GN3

                  Re: Mortgage Loan Asset Backed Certificates, Series 1998-GN3, Class [M- ][B][C][R- ]
                          ----------------------------------------

Ladies and Gentlemen:

            _________________________ (the "Purchaser") intends to purchase from
___________________________ (the "Seller") $_____________ Initial Certificate
Principal Balance of Mortgage Loan Asset Backed Certificates, Series 1998-GN3, Class [M- ][B][C][R- ] (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 1998 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Company"), Golden National Mortgage Banking Corp., as initial master servicer (the "Initial Master Servicer"), Litton Loan Servicing LP, as subsequent master servicer and The Chase Manhattan Bank, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicers that:

                  1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                  2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                  3. The Purchaser is (a) a substantial, sophisticated
            institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                  4. The Purchaser has been furnished with, and has had an
            opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                  5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

            6. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicers that the following statements in (a), (b) or (c) are correct:

                  (a) The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
            Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101;

                  (b) The Purchaser is an insurance company; the source of the funds being used by the Purchaser to acquire the Certificates is assets of the Purchaser's "general account"; the conditions set forth in Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95- 60; and the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

                  (c) The Purchaser has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

            In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicers that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a), (b) or (c) above.


                                       Very truly yours,

                                       __________________________________
                                       (Purchaser)

                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________

                                    EXHIBIT G
                                    ---------

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                               _______, 19


Merrill Lynch Mortgage Investors, Inc.
World Financial Center
North Tower
New York, New York 10281

The Chase Manhattan Bank
450 West 33rd Street, 8th Floor
New York, New York 10001-2697

Attention: Golden National Mortgage Banking Corp. Series 1998-GN3

                  Re: Mortgage Loan Asset Backed Certificates, Series 1998-GN3, Class [M- ][B][C][R- ]
                          ----------------------------------------

Ladies and Gentlemen:

            In connection with the sale by ______(the "Seller") to _______(the "Purchaser") of $______ Initial Certificate Principal Balance of Mortgage Loan Asset Backed Certificates, Series 1998-GN3, Class [M- ][B][C][R- ] (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 1998 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Company"), Golden National Mortgage Banking Corp., as initial master servicer, Litton Loan Servicing LP, as subsequent master servicer and The First National Bank of Chicago, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

            Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                       Very truly yours,

                                       _______________________________________
                                       (Seller)



                                       By:_______________________
                                       Name:_______________________
                                       Title:____________________

                                    EXHIBIT H
                                    ---------

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


             Description of Rule 144A Securities, including numbers:
             _______________________________________________________
             _______________________________________________________
             _______________________________________________________
             _______________________________________________________

            The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

            1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

            2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of October 1, 1998 among Golden National Mortgage Banking Corp. as Initial Master Servicer, Litton Loan Servicing LP as Subsequent Master Servicer, Merrill Lynch Mortgage Investors, Inc. as depositor pursuant to Section 5.02 of the Agreement and The Chase Manhattan Bank, as trustee, as follows:

                  a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                  b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                  c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicers.

                  d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                  e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
      2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

            [3.   The Buyer

                  a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                  b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under PTCE 95-60.]

            4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

            IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


________________________                       ___________________________
Print Name of Seller                           Print Name of Buyer

By:________________________                    By:________________________
   Name:                                       Name:
   Title:                                        Title:

Taxpayer Identification:                       Taxpayer Identification:

No.________________________                    No.________________________

Date:______________________                    Date:______________________

                                                            ANNEX 1 TO EXHIBIT H
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

             [For Buyers Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

      ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

      ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

      ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

      ___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

      ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

      ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

      ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

      ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

      ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

            3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___       ___        Will the Buyer be purchasing the Rule 144A
Yes       No         Securities only for the Buyer's own account?

            6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

            7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                      ______________________________________
                                      Print Name of Buyer

                                      By:   ________________________________
                                      Name:
                                      Title:

                                      Date:______________________________

                                                            ANNEX 2 TO EXHIBIT H
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

              [For Buyers That Are Registered Investment Companies]


            The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                      _____________________
                                      Print Name of Buyer


                                      By:____________________
                                      Name:_____________________
                                      Title:_________________

                                      IF AN ADVISER:

                                      _____________________
                                      Print Name of Buyer


                                      Date:________________

                                    EXHIBIT I
                                    ---------

                               CUSTODIAL AGREEMENT

                                   [RESERVED]

                                    EXHIBIT J
                                    ---------

                           FORM OF LOST NOTE AFFIDAVIT

            Golden National Mortgage Banking Corp., a Delaware corporation (the "Mortgage Loan Seller"), by its undersigned authorized representative, hereby certifies:

            Pursuant to the Mortgage Loan Purchase Agreement, dated October 27, 1998, between the Mortgage Loan Seller and Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), the Mortgage Loan Seller is granting all of its right, title and interest in and to the Mortgage Loan identified below to the Depositor. Terms used but not defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Mortgage Loan Number:
Maker:
Original Principal Amount:
Original Mortgage Note Date:
Maturity Date:

            The Mortgage Loan Seller is the current owner and holder of the indebtedness evidenced by the original Mortgage Note.

            After diligent search, the Mortgage Loan Seller has been unable to locate the original Mortgage Note and believes it to be lost or misplaced.

            A true, complete and correct photocopy of the original Mortgage Note is attached hereto.

            If at any time the Mortgage Loan Seller locates the original Mortgage Note, the Mortgage Loan Seller shall endorse such original Mortgage
Note in the following form: "Pay to the order of The Chase Manhattan Bank, as Trustee for the registered holders of Golden National Mortgage Banking Corp., Mortgage Loan Asset Backed Certificates, Series 1998-GN3, without recourse," and shall promptly deliver to the Trustee the original Mortgage Note so endorsed, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Mortgage Loan Seller.

            The Mortgage Loan Seller hereby indemnifies the Depositor, the Trustee and the Certificateholders from and against any and all losses, liabilities, damages, claims or expenses of whatever kind (including without limitation attorneys' fees and disbursements) arising from or in connection with the Mortgage Loan Seller's failure to have delivered the original Mortgage Note (as required under the Mortgage Loan Purchase Agreement) to the Trustee as designee of the Depositor, including without limitation any such losses, liabilities, damages, claims or expenses arising from or in connection with any claim by any third party who is the holder of such indebtedness by virtue of its possession of such original Mortgage Note.

            This Lost Note Affidavit shall inure to the benefit of the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns.

Dated:

                                          GOLDEN NATIONAL MORTGAGE
                                          BANKING CORP.


                                          By:______________________________
                                          Name:____________________________

         Title:_________________________

                                    EXHIBIT K
                                    ---------

                                REMITTANCE REPORT
                            [Available Upon Request]

                                    EXHIBIT L
                                    ---------

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

      Pursuant to this Subsequent Transfer Instrument, dated __________, 1998 (the "Instrument"), between Merrill Lynch Mortgage Investors, Inc. as seller (the "Depositor"), and The Chase Manhattan Bank as trustee of the Golden National Mortgage Loan Asset Backed Certificates, Series 1998-GN3, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of October 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Golden National Mortgage Banking Corp. as initial master servicer, Litton Loan Servicing LP as subsequent master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

            Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

            Section 1. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

            (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicers, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

            (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

            (c) Additional terms of the sale are set forth on Attachment A hereto.

            Section 2. REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

            (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.11 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

            (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

            Section 3. RECORDATION OF INSTRUMENT.

            To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicers at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

            Section 4. GOVERNING LAW.

            This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

            Section 5. COUNTERPARTS.

            This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

            Section 6. SUCCESSORS AND ASSIGNS.

            This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                 MERRILL LYNCH MORTGAGE INVESTORS, INC.


                                 By:__________________________________
                                 Name:
                                 Title:



                                 THE CHASE MANHATTAN BANK,
                                 as Trustee for Golden National Mortgage
                                 Loan Asset Backed Certificates, Series 1998-GN3


                                 By:___________________________________
                                 Name:
                                 Title:



ATTACHMENTS

A. Additional terms of sale.
B. Schedule of Subsequent Mortgage Loans.
C. Depositor's Officer's certificate.
D. Opinions of Depositor's counsel (bankruptcy, corporate).
E. Trustee's Certificate.
F. Opinion of Trustee's Counsel.
G. Subsequent Mortgage Loan Purchase Agreement.

                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

      A.  General

          1.  Subsequent Cut-off Date: ________ 1, 1998
          2.  Subsequent Transfer Date: _____________, 1998
          3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $______________________
          4.  Purchase Price:  100.00%

      B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date shall be true and correct: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to 1.00% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 30 or more days delinquent but less than 60 days delinquent as of the related Cut-off Date); (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 60 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 100%; (v) the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 7.125% or greater than 10.50%; (vii) the Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or purchase by the Depositor; (viii) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before January 1, 1999; and (ix) the Subsequent Mortgage Loan shall be underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.

      C. Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the related Subsequent Mortgage Loans) will as of the Subsequent Cutoff Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 8.25% and not more than 9.00% by aggregate principal balance of the Mortgage Loans; (iii) have a weighted average Loan-to-Value Ratio of not more than 92.00%; (iv) have no Mortgage Loan with a principal balance in excess of $500,000 and (v) of the Mortgage Loans with Loan-to-Value Ratios in excess of 80% and less than or equal to 97%, at least 70% of such Mortgage Loans will be covered by a primary mortgage insurance policy. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.

                                    EXHIBIT M
                                    ---------

                             FORM OF ADDITION NOTICE

                                             [Date]

[Trustee]
___________________
___________________

              Re: Pooling and Servicing Agreement, dated as of October 1, 1998, among Merrill Lynch Mortgage Investors, Inc., Golden National Mortgage Banking Corp., Litton Loan Servicing LP and The Chase Manhattan Bank, relating to Golden National Mortgage Loan Asset Backed Certificates, Series 1998-GN3
                  -------------------------------------------------------------


Ladies and Gentlemen:

            Pursuant to Section 2.11 of the referenced Pooling and Servicing Agreement, Merrill Lynch Mortgage Investors, Inc. has designated Subsequent Mortgage Loans to be sold to the Trust Fund on [DATE], with an aggregate principal balance of $___________________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

            Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                              Very truly yours,


                                              MERRILL LYNCH MORTGAGE
                                              INVESTORS, INC.

                                              By:__________________________
                                              Name:
                                              Title:

Acknowledged and Agreed:

THE CHASE MANHATTAN BANK

By:__________________________
Name:
Title:

                                    EXHIBIT N

                           Form of Accountant's Letter
                            [Available Upon Request]

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE